                                 $7,500,000,000

                                CREDIT AGREEMENT

                                  dated as of

                               November 10, 1997

                                     among

                                TIME WARNER INC.
                          TIME WARNER COMPANIES, INC.
                    TIME WARNER ENTERTAINMENT COMPANY, L.P.
                        TURNER BROADCASTING SYSTEM, INC.
             TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP
                                 TWI CABLE INC.

                                      and

                            The Lenders Party Hereto

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                           ---------------------------

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                              THE BANK OF NEW YORK
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                     as Documentation and Syndication Agents

                           ---------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.1. Defined Terms ...............................................     1
SECTION 1.2. Classification of Loans and Borrowings ......................    32
SECTION 1.3. Terms Generally .............................................    32
SECTION 1.4. Accounting Terms; GAAP ......................................    32

                                   ARTICLE II.

                                   THE CREDITS

SECTION 2.1. Commitments .................................................    32
SECTION 2.2. Loans and Borrowings ........................................    33
SECTION 2.3. Requests for Revolving Borrowings ...........................    33
SECTION 2.4. Swingline Loans .............................................    34
SECTION 2.5. Funding of Borrowings .......................................    35
SECTION 2.6. Interest Elections ..........................................    36
SECTION 2.7. Termination and Reduction of Commitments and Borrowings Caps     37
SECTION 2.8. Repayment of Loans; Evidence of Debt ........................    38
SECTION 2.9. Prepayment of Loans .........................................    39
SECTION 2.10. Fees .......................................................    39
SECTION 2.11. Interest ...................................................    40
SECTION 2.12. Alternate Rate of Interest .................................    40
SECTION 2.13. Increased Costs ............................................    41
SECTION 2.14. Break Funding Payments .....................................    42
SECTION 2.15. Taxes ......................................................    43
SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs     44
SECTION 2.17. Mitigation Obligations; Replacement of Lenders .............    45

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Organization; Powers ........................................    46
SECTION 3.2. Authorization; Enforceability ...............................    46
SECTION 3.3. Governmental Approvals; No Conflicts ........................    47
SECTION 3.4. Financial Condition; No Material Adverse Change .............    47
SECTION 3.5. Properties ..................................................    48
SECTION 3.6. Litigation and Environmental Matters ........................    48
SECTION 3.7. Compliance with Laws and Agreements .........................    48
SECTION 3.8. Government Regulation .......................................    49
SECTION 3.9. Taxes .......................................................    49

                                                                            Page
                                                                            ----

SECTION 3.10. ERISA ......................................................    49
SECTION 3.11. True and Complete Disclosure ...............................    49
SECTION 3.12. Partnership Tax Matters ....................................    50
SECTION 3.13. Beneficial Assets ..........................................    50
SECTION 3.14. Guarantees .................................................    50

                                   ARTICLE IV.

                              CONDITIONS PRECEDENT

SECTION 4.1. Initial Loans ...............................................    50
SECTION 4.2. Assumptions .................................................    52
SECTION 4.3. Diamond Implementation ......................................    54
SECTION 4.4. Each Credit Event ...........................................    54

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

SECTION 5.1. Financial Statements and Other Information ..................    55
SECTION 5.2. Notices of Material Events ..................................    57
SECTION 5.3. Existence; Conduct of Business ..............................    57
SECTION 5.4. Payment of Obligations ......................................    57
SECTION 5.5. Maintenance of Properties; Insurance ........................    57
SECTION 5.6. Books and Records; Inspection Rights ........................    58
SECTION 5.7. Compliance with Laws ........................................    58
SECTION 5.8. Use of Proceeds .............................................    58
SECTION 5.9. Fiscal Periods; Accountants .................................    58
SECTION 5.10. Enforcement of Rights Under Partnership Agreements .........    58
SECTION 5.11. TWE Beneficial Assets ......................................    58
SECTION 5.12. TWEAN Beneficial Assets ....................................    59
SECTION 5.13. Guarantees .................................................    59

                                   ARTICLE VI.

                               NEGATIVE COVENANTS

SECTION 6.1. Changes in Business .........................................    60
SECTION 6.2. Mergers, Etc ................................................    60
SECTION 6.3. Liens .......................................................    61
SECTION 6.4. Indebtedness ................................................    63
SECTION 6.5. Investments .................................................    64
SECTION 6.6. Restricted Payments .........................................    64
SECTION 6.7. Transactions with Affiliates ................................    66
SECTION 6.8. ERISA .......................................................    66
SECTION 6.9. Financial Covenants .........................................    67

                                                                            Page
                                                                            ----

SECTION 6.10. Amendment or Waiver of Organizational Documents ............    68
SECTION 6.11. Certain Agreements .........................................    68
SECTION 6.12. Unrestricted Subsidiaries ..................................    69

                                  ARTICLE VII.

                                EVENTS OF DEFAULT

SECTION 7.1. Payments ....................................................    69
SECTION 7.2. Representations, Etc ........................................    70
SECTION 7.3. Covenants ...................................................    70
SECTION 7.4. Default Under Other Agreements ..............................    70
SECTION 7.5. Bankruptcy, Etc .............................................    70
SECTION 7.6. ERISA .......................................................    71
SECTION 7.7. Judgments ...................................................    71
SECTION 7.8. Change of Control ...........................................    71
SECTION 7.9. Dissolution .................................................    71
SECTION 7.10. Taxation ...................................................    72
SECTION 7.11. Conflicting Agreements .....................................    72
SECTION 7.12. Certain Guarantees .........................................    72

                                  ARTICLE VIII.

                            THE ADMINISTRATIVE AGENT





                                   ARTICLE IX.

                                  MISCELLANEOUS

SECTION 9.1. Notices .....................................................    75
SECTION 9.2. Waivers; Amendments .........................................    75
SECTION 9.3. Expenses; Indemnity; Damage Waiver ..........................    76
SECTION 9.4. Successors and Assigns ......................................    77
SECTION 9.5. Survival ....................................................    80
SECTION 9.6. Counterparts; Integration; Effectiveness ....................    80
SECTION 9.7. Severability ................................................    80
SECTION 9.8. Right of Setoff .............................................    80
SECTION 9.9. Governing Law; Jurisdiction; Consent to Service of Process ..    81
SECTION 9.10. WAIVER OF JURY TRIAL .......................................    81
SECTION 9.11. Headings ...................................................    81
SECTION 9.12. Confidentiality ............................................    82
SECTION 9.13. Independence of Representations, Warranties and Covenants ..    82
SECTION 9.14. Release of Certain Guarantees ..............................    82
SECTION 9.15. Partners ...................................................    83
SECTION 9.16. Calculations; Computations; Interpretation .................    83

                                                                            Page
                                                                            ----

SECTION 9.17. Distribution of Documents ..................................    85


SCHEDULES:

Schedule A      Guarantors
Schedule 2.1    Lenders and Commitments
Schedule 3.13A  TWE Material Beneficial Assets
Schedule 3.13B  TWEAN Material Beneficial Assets
Schedule 6.3    Existing Liens
Schedule 6.12   Unrestricted Subsidiaries

EXHIBITS:

Exhibit A    Form of Assignment and Acceptance
Exhibit B    Form of Officer's Solvency Certificate
Exhibit C    Form of Interest Rate Certificate
Exhibit D-1  Form of Subsidiary Guarantee
Exhibit D-2  Form of TWE Partner Guarantee
Exhibit D-3  Form of TWI Guarantee
Exhibit D-4  Form of TWEAN Holder Guarantee
Exhibit D-5  Form of Paragon Guarantee
Exhibit D-6  Form of TWE Guarantee
Exhibit D-7  Form of TWIC Guarantee
Exhibit D-8  Form of Diamond Guarantee
Exhibit E-1  Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
             (Closing)
Exhibit E-2  Form of Opinion of General Counsel (Closing)
Exhibit F    Form of Advance Letter/Newhouse Letter
Exhibit G-1  Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
             (Transfers)
Exhibit G-2  Form of Opinion of General Counsel (Transfers)
Exhibit H    Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
             (Diamond Implementation)

         CREDIT AGREEMENT, dated as of November 10, 1997, among TIME WARNER INC., TIME WARNER COMPANIES, INC., TIME WARNER ENTERTAINMENT COMPANY, L.P., TURNER BROADCASTING SYSTEM, INC., TIME WARNER ENTERTAINMENT--ADVANCE/NEWHOUSE PARTNERSHIP, TWI CABLE INC., the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

         The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acquired Indebtedness" shall mean (i) Indebtedness of an entity, which entity is acquired by any Borrower or any of its Subsidiaries after the Closing Date; provided that such Indebtedness shall be outstanding at the time of the acquisition of such entity, shall not be created in contemplation of or in connection with such acquisition and shall not be, directly or indirectly, recourse (including by way of setoff) to any Company or any asset thereof other than to the entity and its Subsidiaries so acquired and the assets of the entity and its Subsidiaries so acquired or (ii) Indebtedness of any Borrower or any of its Subsidiaries that is not, directly or indirectly, recourse (including by way of setoff) to any Company or any asset thereof other than to specified assets acquired by such Borrower or such Subsidiary after the Closing Date, which Indebtedness is outstanding at the time of the acquisition of such assets and is not created in contemplation of or in connection with such acquisition and the holder of which waives, for the benefit of the other lenders thereto, any claims against any other assets of any Company or against the general credit of any Company (which waiver shall, in the judgment of the Administrative Agent after consultation with its counsel, constitute a satisfactory waiver under Section 1111(b) of the Bankruptcy Code).

         "Adjusted Financial Statements" shall mean, of any Person for any period, (x) the balance sheet of such Person and its Restricted Subsidiaries (treating Unrestricted Subsidiaries as equity investments of such Person to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of such Person in accordance with GAAP) as of the end of such period and (y) the related statements of operations and stockholders' or partners' equity for such period and, if such period is not a fiscal year, for the then elapsed portion of the fiscal year (treating Unrestricted Subsidiaries as equity investments to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of such Person in accordance with
GAAP).

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" shall mean Chase, in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Advance" shall mean Advance Communication Corp., a New York corporation.

         "Advance/Newhouse" shall mean Advance/Newhouse Partnership, a New York general partnership, of which Advance and Newhouse are general partners.

         "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person; provided that two or more Persons shall not be deemed Affiliates solely because an individual is a director and/or officer of each such Person.

         "Agreement" shall mean this Credit Agreement.

         "Allocated Loans" shall have the meaning provided in the definition of "Transfer."

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" shall mean, with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" shall mean, for any day, with respect to any Eurodollar Loan or the Commitment Fee of any Borrower, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Commitment Fee," as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt of such Borrower:

       Index Debt Ratings
       ------------------
    Moody's              S&P              Eurodollar Spread       Commitment Fee
    -------              ---              -----------------       --------------
Baa1 or higher      BBB+ or higher             0.300%                  0.100%
     Baa2                BBB                   0.350%                  0.125%
     Baa3                BBB-                  0.400%                  0.150%
     Ba1                 BB+                   0.600%                  0.225%
     Ba2                 BB                    0.750%                  0.250%
     Ba3                 BB-                   0.875%                  0.300%

For purposes of the foregoing, (i) if the Index Debt of any Borrower is rated by only one Rating Agency (other than by reason of the circumstances referred to in the last sentence of this paragraph), then the rating assigned by such Rating Agency shall be used; (ii) if the ratings assigned by Moody's and S&P for the Index Debt of such Borrower shall fall within different levels (including numerical modifiers and (+) and (-) as levels), the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more levels (including numerical modifiers and (+) and (-) as levels) lower than the other, in which case the Applicable Rate shall be determined by reference to the level next below that of the higher of the two ratings; and (iii) if the ratings assigned by Moody's and S&P for the Index Debt of such Borrower shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. If a Rating Agency shall cease to assign a rating to a Borrower's Index Debt solely because such Borrower elects not to participate or otherwise cooperate in the ratings process of such Rating Agency, the Applicable Rate for such Borrower shall not be less than that before such Rating Agency's rating became unavailable.

         If neither Rating Agency has assigned a rating to a Borrower's Index Debt, then the "Applicable Rate" shall mean, for any day, with respect to any Eurodollar Loan or the Commitment Fee of such Borrower, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Commitment Fee," as the case may be, opposite the Leverage Ratio of such Borrower on such day:

                 Leverage Ratio                   Eurodollar Spread    Commitment Fee
                 --------------                   -----------------    --------------
                 less than 4.0                          0.350%             0.125%
less than 4.5 and greater than or equal to 4.0          0.400%             0.150%
less than 5.0 and greater than or equal to 4.5          0.600%             0.225%
less than 5.5 and greater than or equal to 5.0          0.750%             0.250%
         greater than or equal to 5.5                   0.875%             0.300%

Any change in the Leverage Ratio of such Borrower shall be effective to adjust the Applicable Rate as of the date for which the Leverage Ratio is calculated in the Interest Rate Certificate delivered pursuant to Section 5.1(c).

         Notwithstanding the foregoing, (I) prior to the Diamond Implementation, the Applicable Rate for TWIC will be what the Applicable Rate for TWI or TWCI (whichever is lower) would be if TWI and TWCI were Borrowers and (II) at or after the Diamond Implementation, the Applicable Rate for TBS and TWIC will be the same as the Applicable Rate for TWI or TWCI (whichever is lower).

         "Applicable Transfer" shall mean, for any representation or warranty or any condition precedent, the Transfer being consummated on the date such representation or warranty is to be made or such condition precedent is to be satisfied.

         "Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Assumption" shall mean the assumption of the Allocated Loans of TWIC by TWEAN in a Transfer.

         "Assumption Date" shall mean the date of any Assumption.

         "Authorized Officer" shall mean, with respect to any Person, any officer of such Person reasonably acceptable to the Administrative Agent and designated as such in writing to the Administrative Agent by such Person.

         "Availability" shall mean, with respect to any Borrower, the excess, if any, of such Borrower's Borrowing Cap then in effect (after giving effect to the proviso in Section 2.1) over the aggregate amount of Loans then outstanding to such Borrower, but in no event shall the aggregate Availability of all the Borrowers at any time exceed the Total Unutilized Commitment then in effect. The amount of Loans outstanding for purposes of calculating Availability under
Section 2.10(a) shall not include Swingline Loans. In allocating Availability among Borrowers for purposes of determining the Commitment Fee, Availability shall first be allocated to the Borrower with the highest Applicable Rate then in effect, next to the Borrower with the next highest Applicable Rate then in effect, and so on.

         "Availability Period" shall mean the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "Bankruptcy Code" shall have the meaning provided in Section 7.5.

         "Base CD Rate" shall mean the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

         "Beneficial Assets" shall mean the TWE Beneficial Assets and the TWEAN Beneficial Assets, and the related net cash flows.

         "Beneficial Subsidiary" shall have the meaning provided in Section 9.16(b).

         "Borrowers" shall mean (i) TWE, (ii) TBS, (iii) TWEAN, (iv) TWIC, (v) at or after the Diamond Implementation, TWI, and (vi) at or after the Diamond Implementation, TWCI, collectively; and "Borrower" shall mean any of them; provided that from and after the date on which any Borrower shall terminate its Borrowing Cap in accordance with Section 2.7(c) and all of such Borrower's Obligations shall have been paid in full, such Borrower shall cease to be a "Borrower" under the Credit Documents and shall cease to be subject as a Borrower to Articles V and VI.

         "Borrowing" shall mean (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

         "Borrowing Cap" shall mean, (i) with respect to TWE, $7.5 billion, (ii) with respect to TWEAN, $2.0 billion and (iii) with respect to each other Borrower, (x) prior to the Diamond Implementation, $4.0 billion and (y) at or after the Diamond Implementation, $6.0 billion, in each case, as such amount may be reduced from time to time pursuant to Section 2.7.

         "Borrowing Request" shall mean a request by the Borrower for a Revolving Borrowing in accordance with Section 2.3.

         "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Cable Business" shall mean a business substantially all of which consists of the construction, ownership, operation, management, promotion, extension or other utilization of any type of cable television distribution system or any similar distribution business, including the obtaining of a license or franchise to operate such a system or business.

         "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" shall mean, with respect to any Person, any and all shares, partnership interests or other equivalents (however designated and whether voting or non-voting) of, such Person's equity, whether outstanding on the date hereof or hereafter issued, and any and all rights, warrants or options to purchase or acquire or exchangeable for or convertible into such shares, partnership interests or other equivalents.

         "Cash Balance" shall mean, with respect to any Borrower, the aggregate amount of cash and Cash Equivalents held by such Borrower.

         "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) that (a) have maturities of not more than six months from the date of acquisition thereof or (b) are subject to a repurchase agreement with an institution described in clause (ii)(x) or (y) below exercisable within six months from the date of acquisition thereof, (ii) U.S. Dollar-denominated and Eurodollar time deposits, certificates of deposit and bankers' acceptances of (x) any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (y) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof (any such bank, an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition thereof, (iii) commercial paper and variable and fixed rate notes issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, and in each case maturing within six months after the date of acquisition thereof, and (iv) tax-exempt commercial paper of United States municipal, state or local governments rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and maturing within six months after the date of acquisition thereof.

         "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Change of Control" shall mean any of the following:

         (i) with respect to TWI, either (a) a Person or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquiring or having beneficial ownership (it being understood that a tender of shares or other equity interests shall not be deemed acquired or giving beneficial ownership until such shares or other equity interests have been accepted for payment) of securities (including options) having a majority of the ordinary voting power of TWI (including options to acquire such voting power) or (b) persons who are directors of TWI as of the date hereof or persons designated or approved by such directors ceasing to constitute a majority of the board of directors of TWI;

         (ii) with respect to TWCI, TWCI ceasing to be a direct or indirect Wholly Owned Subsidiary of TWI;

         (iii) with respect to TWE, (a) TWI ceasing to own beneficially, directly or indirectly through Subsidiaries, at least 43-3/4% of the total equity in TWE, (b) a Person or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) owning an equity interest in TWE greater than that owned by TWI and its Wholly Owned Subsidiaries or (c) there being any managing General Partner of TWE other than TWI and/or one or more of its Wholly Owned Subsidiaries;

         (iv) with respect to TBS, (a) until the Leverage Ratio of TBS is less than 5.0:1.0, TBS ceasing to be a direct or indirect Wholly Owned Subsidiary of TWI or (b) after such time, TWI ceasing to own, directly or indirectly through Subsidiaries, Capital Stock representing at least 66-2/3% of the ordinary voting power or value of the Capital Stock of TBS;

         (v) with respect to TWEAN, (a) TWE and TWI together ceasing to own beneficially, directly or indirectly, a majority of the TWEAN Partnership Interests, (b) TWE ceasing to own beneficially, directly or indirectly through Subsidiaries, at least 40% of the TWEAN Partnership Interests or
     (c) TWE ceasing to have management or operational control over TWEAN under the TWEAN Partnership Agreement comparable in all material respects to such control on the Closing Date (it being understood that a liquidation of TWEAN permitted under Section 6.2(b) shall not be deemed a Change of Control); or

         (vi) with respect to TWIC, (a) until the Leverage Ratio of TWIC is less than 3.5:1.0, TWIC ceasing to be a direct or indirect Wholly Owned Subsidiary of TWI, (b) after such time, TWI ceasing to own beneficially, directly or indirectly through Subsidiaries, Capital Stock representing at least 66-2/3% of the ordinary voting power or value of the Capital Stock of TWIC or (c) TWI ceasing to have the managerial and operational control over TWIC that it would have if TWIC were a Subsidiary of TWE or TWEAN;

provided that the events described in paragraphs (i) through (vi) shall not constitute a "Change of Control" with respect to any Person if such event arises out of a liquidation, consolidation or merger of such Person permitted by
Section 6.2(b).

         "Chase" shall mean The Chase Manhattan Bank.

         "Class," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

         "Closing Date" shall mean November 14, 1997, the date of the Initial Loans.

         "Code" shall mean the Internal Revenue Code of 1986.

         "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Lender's Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

         "Commitment Fee" shall have the meaning provided in Section 2.10(a).

         "Commitment Termination Date" shall mean the Business Day immediately preceding the Maturity Date.

         "Companies" shall mean each of the Credit Parties and their respective Subsidiaries, collectively; and "Company" shall mean any of them.

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated October 1997 relating to the loan facilities hereunder.

         "Consolidated Amortization Expense" shall mean, for any period, for any Person, the amortization expense of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Cash Flow" shall mean, for any period, for any Person,
(A) the Consolidated Net Income of such Person and its consolidated Subsidiaries for such period plus (B) (to the extent deducted in calculating such Consolidated Net Income) the sum of (i) Consolidated Depreciation Expense, (ii) Consolidated Amortization Expense (excluding amortization of film inventory that does not constitute amortization of capitalized interest expense, capitalized depreciation expense and purchase price amortization), (iii) Consolidated Interest Expense, (iv) income tax expenses of such Person and its Subsidiaries,
(v) non-recurring non-cash items and (vi) minority interest expense in respect of preferred stock of Subsidiaries of such Person minus (C) the sum of (i) to the extent included in calculating such Consolidated Net Income, interest income (including interest on cash or Cash Equivalents) and (ii) to the extent not previously deducted as an expense in determining Consolidated Net Income, Management Fees actually paid in cash or other consideration in such period by such Person or its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Cash Fixed Charges" shall mean the sum of Consolidated Cash Interest Expense plus Consolidated Cash Preferred Dividends.

         "Consolidated Cash Interest Expense" shall mean, for any period, for any Person, Consolidated Interest Expense of such Person, but excluding, to the extent otherwise included therein, interest expense to the extent not payable in cash (e.g., interest on securities paid in additional securities, imputed interest and amortization of original issue discount), amortization of discount and deferred financing costs.

         "Consolidated Cash Preferred Dividends" shall mean, for any period, for any Person, dividends payable in cash during such period in respect of any preferred stock of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, but decreased by the amount of such dividends paid with the proceeds of Stock Option Loans and excluding any dividends with respect to preferred stock of any other Person accrued during any period that the income (or loss) of such other Person is excluded from Consolidated Net Income of such Person by reason of clause (i) of the definition thereof.

         "Consolidated Depreciation Expense" shall mean, for any period, for any Person, the depreciation expense of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, for any Person, the interest expense of such Person and its consolidated Subsidiaries, including, without duplication, total interest expense for such period (including that attributable to Capital Lease Obligations in accordance with GAAP) with respect to all outstanding Indebtedness of such Person and its consolidated Subsidiaries, including all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, as such amount may be increased or decreased by the net income or loss from Interest Rate Agreements for such period determined in accordance with GAAP, but excluding, without duplication, (i) any amounts payable pursuant to Section 2.10, (ii) any amounts with respect to Indebtedness of any other Person accrued during any period that the income (or loss) of such other Person is excluded from Consolidated Net Income of such Person by reason of clause (i) of the definition thereof and (iii) interest on Stock Option Loans, all determined on a consolidated basis for such period taken as a single accounting period.

         "Consolidated Net Income" shall mean, for any period, for any Person, the net income (or loss) of such Person and its consolidated Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided that the following, without duplication, shall be excluded: (i) the income (or loss) of any other Person accrued prior to the date that it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that such other Person's assets are acquired by such Person or any of its Subsidiaries, (ii) the income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement or instrument (other than this Agreement), judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary (provided that the income of any Subsidiary of such Person shall not be excluded by reason of this clause (ii) so long as such Subsidiary guarantees the Obligations of such Person), (iii) dividends, interest, income or other distributions or payments on any investment in or with respect to any Unrestricted Subsidiary or with respect to any other Person (including, when calculating Consolidated Net Income of TWE or TWEAN, Paragon to the extent treated as an equity investment of TWE and/or TWEAN as a result of the operation of Section 9.16(c)(iii)) which is not a consolidated Subsidiary of such Person (other than with respect to calculations made pursuant to Section 6.9(I)(b) or (II)(b) to the extent any such dividends, interest, or other distributions or payments are actually paid or made), (iv) the income (or loss) realized by such Person or any of its consolidated Subsidiaries from dispositions of assets otherwise than in the ordinary course of business (including as the result of the sale of any business assets, business segment, business operation or Investment), (v) the income resulting from any write-up of any asset, (vi) the aggregate net gain (or loss) arising from any revaluation (but not sale) of readily marketable securities, (vii) the aggregate net gain (or loss) arising from extraordinary transactions and (viii) the income (or loss) from discontinued operations.

         "Consolidated Total Debt" of any Person shall mean, as at any time of determination, the total Indebtedness (other than any Stock Option Loans and, in the case of TWE and TBS, up to $250.0 million of Film Financing in the aggregate for both of TWE and TBS) of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as at such time.

         "Contingent Obligations," as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person (x) with respect to any indebtedness, lease, dividend, letter of credit or other monetary obligation of another if the primary purpose or intent thereof by the

Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (y) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof, or (z) under Currency Agreements or Interest Rate Agreements. Contingent Obligations shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under clause (i) or (ii) the primary purpose or intent thereof is as described in the preceding sentence; provided that Contingent Obligations shall not include obligations (not otherwise constituting Indebtedness) of any Person in respect of customary representations, warranties and covenants made or agreed to by such Person in connection with the sale and securitization of accounts receivable or similar contract rights. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. A Person shall be deemed to Control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Convertible Intercompany Debt" shall mean any Indebtedness for money borrowed of (a) any Borrower owing to TWI or any of its Subsidiaries or (b) any Foreign Subsidiary owing to TWI that, in each case, (i) is issued on terms reasonably satisfactory to the Administrative Agent and (ii) if owed by a Borrower to a Person other than a Borrower or a Restricted Subsidiary of a Borrower, is convertible into equity of the Borrower of such Indebtedness or is extinguishable, in each case, upon (x) the liquidation or dissolution of the Borrower of such Indebtedness, (y) failure to repay any Loans at final maturity or (z) acceleration of the maturity of any Loans hereunder; provided that any Convertible Intercompany Debt of a Borrower shall be subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

         "Copyright Liens" shall mean any Liens granted by any Borrower or any of its Subsidiaries on copyrights relating to movies or other programming that is subject to contracts entitling such Borrower or Subsidiary to future payments in respect of such movies or other programming, which contractual rights to future payments are to be transferred by such Borrower or Subsidiary to a special purpose Subsidiary of such Borrower or Subsidiary organized for the purpose of monetizing such rights to future payments and which Liens (x) are granted directly or indirectly for the benefit of the special purpose Subsidiary and/or the Persons who purchase such contractual rights to future payments from such special purpose Subsidiary and (y) extend only to the copyrights for the movies or other programming subject to such contracts for the purpose of permitting the completion, distribution and exhibition of such movies or other programming.

         "Coverage Ratio" as of any date shall mean, with respect to any Borrower, the ratio of Consolidated Cash Flow to Consolidated Cash Fixed Charges of such Borrower, in each case for the Four Quarter Period ending on such date.

         "Credit Documents" shall mean this Agreement and each of the Guarantees, including the exhibits, schedules and any other attachments hereto and thereto.

         "Credit Event" shall mean (i) the effectiveness of the obligations of the Lenders to make Loans hereunder, (ii) any Transfer or Assumption, (iii) the Diamond Implementation or (iv) the making of any Loan hereunder (it being understood that the continuation or conversion of any Loan shall not be deemed the making of a Loan).

         "Credit Parties" shall mean the Borrowers and the Guarantors; and "Credit Party" shall mean any of them.

         "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Persons entering into same against fluctuations in currency values.

         "Default" shall mean any event, act or condition which constitutes, or with notice or lapse of time, or both, would constitute, an Event of Default.

         "Diamond Guarantee" shall mean a guarantee by TWI, TWCI, TBS and TWIC of all of the Obligations (other than the Obligations of TWE Entities), substantially in the form of Exhibit D-8.

         "Diamond Implementation" shall mean the addition of TWI and TWCI as Borrowers, which shall become effective upon TWI, TWCI and TBS executing and delivering the Diamond Guarantee and the satisfaction or waiver of each of the other conditions set forth in Section 4.3.

         "Diamond Parties" shall mean (i) TWI, (ii) TWCI, (iii) TBS and (iv) TWIC, collectively; and "Diamond Party" shall mean any of them.

         "Documents" shall mean the Credit Documents and the Transfer Documents.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Effective Date" shall have the meaning provided in Section 9.6.

         "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Company directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Entity" shall mean each of the Credit Parties and each of their respective ERISA Affiliates, collectively; and "ERISA Entity" shall mean any of them.

         "ERISA Event" shall mean (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, or the failure to make by its due date a required installment under
Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence of a non exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to a Credit Party.

         "Eurodollar," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Exchange Act" shall mean the Securities Exchange Act of 1934.

         "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income, assets or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Credit Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.15(a).

         "Existing Credit Agreements" shall mean (i) the Credit Agreement dated as of June 30, 1995 among TWE, TWEAN and TWIC, as borrowers, Chase, as administrative agent, and the lenders party thereto, (ii) the Credit Agreement dated as of July 1, 1993 among TBS, as borrower, Chase, as administrative agent, and the lenders party thereto and (iii) the Credit Agreement dated as of September 7, 1994 among TBS, as borrower, Chase, as administrative agent, and the lenders party thereto.

         "FCC" shall mean the Federal Communications Commission.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Film Financing" shall mean, without duplication, monetary obligations arising out of transactions in which so-called tax-based financing groups or other third-party investors provide financing for the acquisition, production or distribution of motion pictures, television programs, sound recordings or books or rights with respect thereto in exchange, in part, for certain tax or other benefits which are derived from such motion pictures, television programs, sound recordings, books or rights; provided that no such monetary obligations shall be, directly or indirectly, recourse (including by way of set-off) to any Restricted Company or any of its assets other than to the profits or distribution rights related to such motion pictures, television programs, sound recordings, books or rights and other than to a Subsidiary of TWE or TBS substantially all of the assets of which consist of the motion pictures, video and television programming or rights which are the subject of such transaction and related cash and Cash Equivalents.

         "Financial Officer" shall mean, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

         "Financial Statements" shall mean, of any Person for any period, (x) the balance sheet of such Person and its Subsidiaries, on a consolidated basis, as of the end of such period and (y) the related statements of operations, stockholders' or partners' equity and cash flows for such period and, if such period is not a fiscal year, for the then elapsed portion of the fiscal year.

         "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" shall mean any Subsidiary of a Borrower that is incorporated or organized under the laws of any jurisdiction other than the United States or any state thereof, the U.S. Virgin Islands and Puerto Rico and does substantially all of its business outside the United States, the U.S. Virgin Islands and Puerto Rico.

         "Four Quarter Period" shall mean a period consisting of four full consecutive fiscal quarters.

         "Franchise" shall mean, with respect to any Person, a franchise, license, authorization or right to construct, own, operate, manage, promote, extend or otherwise utilize any cable television distribution system operated or to be operated by such Person or any of its Subsidiaries granted by any state, county, city, town, village or other local government authority or by the FCC, but shall not include any such franchise, license, authorization or right that is incidentally required for the purpose of installing, constructing or extending a cable television system.

         "GAAP" shall mean generally accepted accounting principles in the United States of America. See Section 1.4 and 9.16.

         "General Partner" shall mean any Person defined as such in the TWE Partnership Agreement or any TWEAN Partner.

         "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation; provided, that the term guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantees" shall mean (i) the TWE Partner Guarantees, (ii) the TWI Guarantee, (iii) the TWEAN Holder Guarantees, (iv) the Subsidiary Guarantees,
(v) the TWE Guarantee, (vi) the Paragon Guarantee, (vii) the TWIC Guarantee and
(viii) the Diamond Guarantee, collectively; and "Guarantee" shall mean any of them.

                  "Guaranteed Percentage" shall mean, with respect to any TWE Partner Guarantor, the percentage of the obligations of TWE hereunder being guaranteed by such TWE Partner Guarantor. The Guaranteed Percentage of each TWE Partner Guarantor shall be as follows: Warner Communications Inc.: 44.88%; American Television and Communications Corporation: 40.73%; and Warner Cable Communications Inc.: 14.39%; provided that the Guaranteed Percentage of any TWE Partner Guarantor may be changed by TWE from time to time by written notice to the Administrative Agent in connection with the merger or consolidation of such TWE Partner Guarantor; provided that (i) at all times the sum of the Guaranteed Percentages of all TWE Partner Guarantors shall equal 100% and (ii) with respect to any TWE Partner Guarantor that owns, directly or indirectly, any Beneficial Assets, such TWE Partner Guarantor's Guaranteed Percentage may not be changed unless at the time of such change the representations and warranties contained in Section 3.13(a) shall be true and correct.

         "Guarantors" shall mean (i) the TWE Partner Guarantors, (ii) TWI in its capacity as guarantor under the TWI Guarantee, (iii) the TWEAN Holder Guarantors, (iv) the Subsidiary Guarantors, (v) TWE in its capacity as guarantor under the TWE Guarantee, (vi) Paragon in its capacity as guarantor under the Paragon Guarantee, (vii) TWI and TWCI in their capacities as guarantors under the TWIC Guarantee and (viii) TWI, TWCI, TBS and TWIC in their capacities as guarantors under the Diamond Guarantee, collectively; and "Guarantor" shall mean any of them, each of which is designated as such on Schedule A.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Incur" shall mean, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness; provided that the term "Incur" shall not include conversions or continuations of Loans.

         "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) the deferred purchase price of any acquisition of a business, operation, business segment or other group of operating or revenue-producing assets (including any payments in respect of non-compete or other similar arrangements entered into in connection with such acquisition), whether or not such acquisition was made in the ordinary course of business, (iii) the face amount of all letters of credit issued for the account of such Person to the extent of all drafts drawn thereunder, (iv) all indebtedness of a second Person secured by any Lien on any property owned by such first Person (other than any Lien permitted by Section 6.3(b)(iv) and any Copyright Lien), whether or not such indebtedness has been assumed (but only to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of indebtedness of such second Person), (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted (i.e., take-or-pay and similar obligations) (other than where the obligation is classified on such Person's financial statements in accordance with GAAP as an account payable), (vii) all Contingent Obligations of such Person to the extent such Contingent Obligations relate to any obligation that would otherwise constitute Indebtedness and (viii) Film Financings and all other obligations that would otherwise be Film Financings but for the proviso contained in the definition thereof. Notwithstanding the foregoing, Indebtedness shall not include (a) obligations in respect of trade payables and accrued expenses, in each case arising in the ordinary course of business (including up to $150,000,000 in the aggregate at any time outstanding for all of the Borrowers of undrawn obligations with respect to commercial letters of credit supporting lease payment obligations, insurance premium payment obligations and other trade payables entered into in the ordinary course of business that, in each case, are not secured by the related assets); (b) any obligation of such Person or any Subsidiary thereof to purchase products and services utilized in its business pursuant to agreements entered into the ordinary course of business (including under Negative Pick-Up Facilities); (c) any obligation of such Person to guarantee performance of, or enter into indemnification agreements with respect to, obligations, entered into in the ordinary course of business, under any and all Franchises, leases, performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in lieu of performance or franchise bonds; (d) completion bonds or guarantees or indemnities of a similar nature issued in the ordinary course of business in connection with the production of motion pictures and video and television programming (including under Negative PickUp Facilities); (e) obligations, if any, to make Tax Distributions; (f) amounts owed to TWI by any TWE Partner Guarantor or any holder of TWE Material Beneficial Assets arising in the ordinary course of business with respect to deferred tax payments arising out of assets (other than Beneficial Assets) held by such holder but only if such obligations are subordinated to the Guarantee of such holder; (g) any Guarantee or any guarantee by TWIC or any of its Subsidiaries of the Obligations of (x) TWEAN or (y) any Guarantor of the Obligations of TWEAN; (h) any reimbursement obligation among Guarantors with respect to any Guarantees or among TWIC and its Subsidiaries with respect to any guarantees by TWIC or any of its Subsidiaries of any Obligations of (x) TWEAN or (y) any Guarantor of the Obligations of TWEAN; provided that any such obligation shall be subordinated to the obligations of the Guarantors under the Credit Documents. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

         "Indemnitee" shall have the meaning provided in Section 9.3.

         "Index Debt," of any Borrower, shall mean each separate issuance or series of outstanding long term debt of such Borrower that is (a) unsecured, (b) not subordinated in right of payment to any other Indebtedness of such Borrower and (c) (i) not guaranteed and not otherwise credit enhanced, directly or indirectly, by any other Person or (ii) guaranteed or otherwise credit enhanced so long as the Loans of such Borrower, if any, are equally and ratably guaranteed or otherwise credit enhanced, as the case may be; provided that if at any time no such Indebtedness shall be outstanding, Index Debt shall include the Revolving Loans.

         "Information" shall have the meaning specified in Section 9.12.

         "Initial Loans" shall mean the initial Loans to be made hereunder.

         "Interest Election Request" shall mean a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.6.

         "Interest Payment Date" shall mean (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing of any Borrower, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is (i) one, two, three or six months thereafter, as such Borrower may elect, (ii) twelve months thereafter if such Borrower shall have so elected and the Administrative Agent, after consultation with the Lenders, shall have determined in good faith based on then prevailing conditions in the interbank Eurodollar market that U.S. Dollar deposits are generally then being offered to first class banks in the interbank Eurodollar market for a comparable maturity and all of the Lenders shall have agreed to such Interest Period or (iii) one month thereafter if such Borrower shall have made no election as to the Interest Period; and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.6 or repaid or prepaid in accordance with Section 2.9 or 2.10; provided that (x) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement designed to manage the exposure of a Person or any of its Subsidiaries to fluctuating interest rates.

         "Interest Rate Certificate" shall mean an Officers' Certificate substantially in the form of Exhibit B, delivered pursuant to Section 4.1(c)(iii) or 5.1(f).

         "Interest Rate Determination Date" shall mean each date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period.

         "Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit or contribution to any other Person (by means of transfers of cash or other property to others, payments for property or services for the account or use of others, mergers or otherwise), (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), and (iii) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude extensions of trade credit and advances to customers and suppliers to the extent in the ordinary course of business and made in accordance with customary industry practice. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Lenders" shall mean the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

         "Leverage Ratio" shall mean, as of any date, (i) with respect to any Person (other than TWI prior to the Diamond Implementation for purposes of Section 6.4(I)(c)), the ratio of Net Total Debt of such Person as of such date to Consolidated Cash Flow of such Person for the Four Quarter Period ending on such date, and (ii) with respect to TWI prior to the Diamond Implementation for purposes of Section 6.4(I)(c), the ratio of Consolidated Total Debt of TWI as of such date to Consolidated Cash Flow of TWI for such Four Quarter Period. For purposes of calculating the Leverage Ratio, in the event of any material acquisition or disposition by any Company during any Four Quarter Period, Consolidated Cash Flow shall be adjusted to give effect to such acquisition or disposition by including or excluding, as the case may be, from Consolidated Cash Flow of such Person all Consolidated Cash Flow derived from the asset acquired or disposed of for that portion of such Four Quarter Period occurring before such acquisition or disposition.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, including any agreement to give any of the foregoing.

         "Loans" shall mean the loans made by the Lenders to the Borrowers pursuant to this Agreement.

         "Management Fees" shall mean (i) the management fees payable by TWE to TWI in an amount equal to $5.0 million per month, as adjusted to reflect increases in the Consumer Price Index from January 1, 1991, (ii) without duplication of any amounts paid under clause (iii) below, the management fees payable by TWE to USW pursuant to Section 8(h) of the Admission Agreement dated as of May 16, 1993 between TWE and USW, in an aggregate amount equal to $60.0 million, (iii) the management fees payable by TWEAN to TWE pursuant to Section 3.1(h) of the TWEAN Partnership Agreement and (iv) the management fees paid by TWIC to TWE in consideration of TWE's managing and providing other services to the Cable Businesses owned by TWIC, which fees shall be determined on an arms' length basis.

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Material Adverse Effect" shall mean a material adverse effect on (i) the condition (financial or other), business, results of operations, properties or liabilities of any Borrower and its Subsidiaries, taken as a whole, or of TWI and its Subsidiaries, taken as a whole, (ii) the ability of any Credit Party to perform its obligations to the Lenders under any Credit Document to which it is, or will be, a party or (iii) the rights of or benefits available to the Lenders under any Credit Document.

         "Material Beneficial Asset" shall mean a TWE Material Beneficial Asset or a TWEAN Material Beneficial Asset.

         "Material Plan" shall have the meaning provided in Section 7.6.

         "Material Subsidiary," of any Person, at any date, shall mean each Subsidiary of such Person which, either alone or together with the Subsidiaries of such Subsidiary, meets any of the following conditions:

         (i) as of the last day of such Person's most recently ended fiscal quarter for which financial statements have been filed with the SEC or have become generally available the investments of such Person and its Subsidiaries in, or their proportionate share (based on their equity interests) of the fair market or book value of the total assets (after intercompany eliminations) of, the Subsidiary in question exceeds 5% of the fair market or book value, respectively, of the total assets of such Person and its consolidated Subsidiaries;

         (ii) for the Four Quarter Period ended on the last day of such Person's most recently ended fiscal quarter for which financial statements have been filed with the SEC or have become generally available, the equity of such Person and its Subsidiaries in the revenues from continuing operations of the Subsidiary in question exceeds 5% of the revenues from continuing operations of such Person and its consolidated Subsidiaries; or

         (iii) for the Four Quarter Period ended on the last day of such Person's most recently ended fiscal quarter for which financial statements have been filed with the SEC or have become generally available, the equity of such Person and its Subsidiaries in the Consolidated Cash Flow of the Subsidiary in question exceeds 5% of the Consolidated Cash Flow of such Person.

         For purpose of Section 7.4, "Material Subsidiary" shall include any Person that is defined as such under the Indenture dated as of April 30, 1992 among TWI, TWE, the TWE Partners signatory thereto and The Bank of New York, as trustee.

         "Maturity Date" shall mean the fifth anniversary of the Closing Date and, if such day is not a Business Day, the next preceding Business Day.

         "Maximum Permitted Indebtedness" shall mean, with respect to any Borrower at any time, the maximum amount of Indebtedness that such Borrower could then have outstanding pursuant to this Agreement without giving rise to a Default.

         "Minimum Borrowing Amount" shall mean $20.0 million.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA, (i) to which any ERISA Entity is contributing, or at any time within the immediately preceding five calendar years has contributed, (ii) to which any ERISA Entity has, or, at any time within the immediately preceding five calendar years has had, an obligation to contribute or (iii) with respect to which any ERISA Entity retains any liability.

                  "Negative Pick-Up Facilities" shall mean (i) the Loan and Security Agreement dated as of June 27, 1997 among LIS Financing, Inc. and the other borrowers from time to time party thereto, ABN AMRO Bank N.V., as agent and as enhancer, the liquidity providers from time to time party thereto and Amsterdam Funding Corporation, as in effect on the date hereof, and (ii) facilities substantially similar to the foregoing (with appropriate modifications for single picture facilities).

                  "Net Total Debt" shall mean, for any Borrower, the excess, if any, over the Cash Balance of the sum of, without duplication, (i) Consolidated Total Debt of such Borrower, (ii) in the case of TWE, any unpaid Tax Distributions of such Person, whether or not accrued or required to be accrued under applicable accounting principles and (iii) in the case of TWE or TWEAN, any Indebtedness of any holder of TWE Material Beneficial Assets or TWEAN Material Beneficial Assets, as the case may be, other than (x) the Specified Holders and (y) in the case of TWEAN, TWE and its Restricted Subsidiaries (other than TWEAN and its Restricted Subsidiaries) or TWIC and its Restricted Subsidiaries; provided that any Indebtedness of any holder of TWE Material Beneficial Assets or TWEAN Material Beneficial Assets included in the Net Total Debt of TWE or TWEAN, as applicable, shall be excluded from the Net Total Debt of the Borrower of which such holder of Material Beneficial Assets is legally a Subsidiary.

                  "Newhouse" shall mean Newhouse Broadcasting Corporation, a New York corporation.

                  "Non-Recourse Purchase Money Indebtedness" shall mean Purchase Money Indebtedness for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the property acquired with the proceeds thereof, which property is specifically identified in the instruments evidencing or securing such Indebtedness.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent or any Lender pursuant to any Credit Document.

                  "Officers' Certificate" shall mean, with respect to any Person, a certificate executed on behalf of such Person by one of its Authorized Officers and by a Financial Officer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to any Credit Event shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that they have made or have caused to be made such examination or investigation as is necessary, in the opinion of the signers, to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "Officer's Solvency Certificate" shall mean a solvency certificate signed by the Chief Financial Officer (or its equivalent) of a Borrower, substantially in the form of Exhibit C.

                  "Organizational Documents" shall mean (i) the Certificate of Limited Partnership of TWE filed with the Secretary of State of the State of Delaware, (ii) the Partnership Agreements, (iii) the TWEAN Contribution Agreement, (iv) the articles of incorporation of each Credit Party that is a corporation, which for purposes of Section 4.1(e) shall be certified as of a recent date by the Secretary of State of the state of incorporation of such Credit Party, (v) the bylaws of each Credit Party that is a corporation, which for purposes of Section 4.1(e) shall be certified as of a recent date by the secretary or any assistant secretary of such Credit Party, and (vi) the organizational documents of each Credit Party (other than any Borrower) that is not a corporation.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

         "Paragon" shall mean Paragon Communications, a Colorado general partnership.

         "Paragon Guarantee" shall mean a guarantee by Paragon of all of the Obligations of TWIC and of TWEAN, substantially in the form of Exhibit D-5.

         "Partner" shall mean a TWE Partner or a TWEAN Partner.

         "Partnership Agreements" shall mean the TWE Partnership Agreement and the TWEAN Partnership Agreement; and "Partnership Agreement" shall mean any of them.

         "Partnership Borrowers" shall mean TWE and TWEAN.

         "Partnership Interest" shall mean a TWE Partnership Interest or a TWEAN Partnership Interest.

         "Payment Office" shall mean 270 Park Avenue, New York, New York 10017 or such other place as shall be designated by the Administrative Agent to the Borrowers in writing.

         "PBGC" shall mean Pension Benefit Guaranty Corporation.

         "Permitted Intercompany Indebtedness" shall mean:

         (a) prior to the Diamond Implementation, Indebtedness for money borrowed of any Borrower or any of its Restricted Subsidiaries owing to such Borrower or any of its Restricted Subsidiaries; and

         (b) at or after the Diamond Implementation, Indebtedness for money borrowed of any Test Party or any of its Restricted Subsidiaries owing to such Test Party or any of its Restricted Subsidiaries;

provided that for purposes of this definition only, (i) TWE and its Restricted Subsidiaries shall be deemed not to be Restricted Subsidiaries of TWI and (ii) TWEAN and its Restricted Subsidiaries shall be deemed not to be Restricted Subsidiaries of TWE or TWI.

         "Permitted Lien" shall mean any of the Liens described in Section
6.3(b).

         "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and (i) which is maintained or contributed to by any Credit Party or any of their respective ERISA Affiliates or (ii) with respect to which any Credit Party retains any liability.

         "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Purchase Money Indebtedness" of any Person shall mean Indebtedness of such Person Incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by such Person and its Restricted Subsidiaries; provided that (i) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (ii) such Indebtedness shall be Incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

         "Rating Agency" shall mean each of Moody's and S&P.

         "Register" shall have the meaning provided in Section 9.4(c).

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Requesting Borrower" shall mean the Borrower requesting a Loan or a conversion or a continuation of a Loan.

         "Required Lenders" shall mean, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and the Total Unutilized Commitment at such time.

         "Restricted Companies" shall mean the Companies other than any Unrestricted Subsidiaries.

         "Restricted Material Subsidiary" is a Material Subsidiary that is a Restricted Subsidiary.

         "Restricted Payments" shall mean, with respect to any Person, any direct or indirect (i) dividend or other payment or distribution on account of or with respect to any Capital Stock (including, in the case of TWE, A, B, C or D sub-accounts, senior sub-accounts, special sub-accounts or common sub-accounts) of such Person, (ii) redemption, purchase, retirement, sinking fund or similar payment or other acquisition for value of any Capital Stock (including, in the case of TWE, A, B, C or D sub-accounts, senior sub-accounts, special sub-accounts or common sub-accounts) of such Person, or (iii) entering into any obligation to effect any of the foregoing, except in each case any made (or, in the case of clause (iii), permitted to be made) solely by the issuance of additional common equity of the issuer of such Capital Stock (including, in the case of TWE, payments under Article VIII, XIII or XV of the TWE Partnership Agreement). Notwithstanding the foregoing, so long as no Default is continuing or would occur after giving effect to such transaction, the following shall not constitute Restricted Payments: (a) the payment of Management Fees and Tax Distributions in accordance with the definitions thereof; and (b) any payment by any Borrower (or any Test Party, as applicable) to the extent of any cash common equity contributions made to such Borrower (or such Test Party, as applicable) following the Closing Date (including such contributions consisting of the cash received as the exercise price of stock options (other than any applied toward repayment of Stock Option Loans)).

         "Restricted Subsidiaries" of any Borrower as of any date shall mean all Subsidiaries of such Borrower that have not been designated as Unrestricted Subsidiaries by such Borrower pursuant to Section 6.12 or have been so designated as Unrestricted Subsidiaries by such Borrower but prior to such date have been (or have been deemed to be) redesignated by such Borrower as Restricted Subsidiaries pursuant to Section 6.12.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its Swingline Exposure at such time.

         "Revolving Loan" shall mean a Loan made pursuant to Section 2.3.

         "S&P" shall mean Standard & Poor's Ratings Group.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933.

         "Specified Holders" shall mean Advance, Newhouse and Advance/Newhouse.

         "Specified Indebtedness" shall mean Indebtedness described in clauses
(i), (ii) and (vii) of the definition thereof, other than any Permitted Intercompany Indebtedness or Convertible Intercompany Debt.

         "Statutory Reserve Rate" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Stock Option Loans" shall mean (i) borrowings under that certain Credit Agreement dated as of May 23, 1996 between TWI, The Chase Manhattan Bank, as administrative agent, and the lenders party thereto, as such agreement is in effect on the date hereof or as amended hereafter in any manner not materially less favorable either to the lenders thereunder or to the other creditors of TWI; provided the lenders thereunder shall not have the benefit of any Lien other than on the Capital Stock of TWI and proceeds therefrom or (ii) borrowings under substantially similar facilities.

         "Subsidiary" of any Person shall mean and include (a) (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time, and (b) with respect to TWIC, Paragon so long as Paragon shall be consolidated with TWIC pursuant to Section 9.16(c)(iii).

         "Subsidiary Guarantee" shall mean a guarantee by a Subsidiary Guarantor of the Obligations of the Borrower that is its most immediate direct or indirect parent, substantially in the form of Exhibit D-1.

         "Subsidiary Guarantor" shall mean any Person that is required to execute and deliver a Subsidiary Guarantee pursuant to Section 5.13.

         "Summit" shall mean Summit Communications Group, Inc., a Delaware corporation.

         "Swingline Borrowers" shall mean TWE and, following the Diamond Implementation, TWI.

         "Swingline Exposure" shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

         "Swingline Lender" shall mean Chase, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" shall mean a Loan made pursuant to Section 2.4.

         "Swingline Loan Commitment" shall mean $50.0 million for each Swingline Borrower.

         "Tax Distributions" shall mean, with respect to any period, distributions made (i) to TWE Partners by TWE on or with respect to income and other taxes under the TWE Partnership Agreement, (ii) to TWEAN Partners by TWEAN on or with respect to income and other taxes under the TWEAN Partnership Agreement, (iii) to TWI by TWIC on or with respect to income and other taxes, which distributions are not in excess of the tax liabilities that would have been payable by TWIC and its Subsidiaries on a stand-alone basis, or (iv) to TWI by TBS on or with respect to income and other taxes, which distributions are not in excess of the tax liabilities that would have been payable by TBS and its Subsidiaries on a stand-alone basis, in each case, which distributions are calculated in accordance with, and made no earlier than as required by, the terms of the applicable agreement.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "TBS" shall mean Turner Broadcasting System, Inc., a Georgia corporation.

         "Test Parties" shall mean (i) TWI, (ii) TWE and (iii) TWEAN; and "Test Party" shall mean any of them.

         "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board of Governors of the Federal Reserve System through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board of Governors of the Federal Reserve System, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Total Commitment" shall mean, at any date of determination, the sum of the Commitments then in effect of each of the Lenders and shall initially equal $7.5 billion.

         "Total Unutilized Commitment" shall mean, at any time, the excess of the Total Commitment then in effect over the Total Utilized Commitment at such time.

         "Total Utilized Commitment" shall mean, at any time, the sum of (i) the aggregate principal amount of Revolving Loans then outstanding and (ii) the aggregate principal amount of Swingline Loans then outstanding.

         "Transactions" shall mean the execution, delivery and performance by the Credit Parties of the Credit Documents, the borrowing of Loans and the use of the proceeds thereof.

         "Transfer" shall mean the transfer or beneficial assignment to TWEAN by TWIC or any of its Subsidiaries of one or more Cable Businesses (or one or more cable systems comprising parts thereof), together with the portion of the then outstanding Loans (the "Allocated Loans") of TWIC allocated to the applicable Cable Business or applicable cable system, as the case may be, including the Transfers contemplated by the TWEAN Transaction Agreement.

         "Transfer Documents" shall mean, with respect to any Transfer, the TWEAN Transaction Agreement or any other documents, agreements and instruments relating to, or delivered in connection with, such Transfer.

         "TWCI" shall mean Time Warner Companies, Inc., a Delaware corporation.

         "TWE" shall mean Time Warner Entertainment Company, L.P., a Delaware limited partnership.

         "TWE Beneficial Asset" shall have the meaning given to the term "Beneficial Asset" in the TWE Partnership Agreement.

         "TWE Entities" shall mean TWE, TWEAN and their respective Restricted Subsidiaries; and "TWE Entity" shall mean any of them.

         "TWE Guarantee" shall mean a guarantee by TWE of the Obligations of TWEAN, substantially in the form of Exhibit D-6.

         "TWE Material Beneficial Asset" shall mean any TWE Beneficial Asset that is (i) a cable franchise and related assets that together have a book or fair market value of greater than $25.0 million or (ii) any other asset (including Capital Stock), related group of assets, business or division of TWI or any of its Subsidiaries (other than TWE and its Subsidiaries) that (x) for the most recently ended fiscal year of TWE accounted for more than 1% of the Consolidated Cash Flow of TWE and its Subsidiaries taken as a whole for such period or (y) has a book or fair market value of greater than $25.0 million.

         "TWE Partner" shall mean each Person who shall from time to time be admitted as a partner of TWE in accordance with the terms hereof and the TWE Partnership Agreement.

         "TWE Partner Guarantee" shall mean a guarantee by a TWE Partner Guarantor of its Guaranteed Percentage of the Obligations of TWE, substantially in the form of Exhibit D-2.

         "TWE Partner Guarantor" shall mean American Television and Communications Corporation, Warner Communications Inc. and Warner Cable Communications Inc.

         "TWE Partnership Agreement" shall mean the Agreement of Limited Partnership of TWE dated as of October 29, 1991 by and among TWI, USW and certain of their respective subsidiaries.

         "TWE Partnership Interest" shall have the meaning given to the term "Partnership Interest" in the TWE Partnership Agreement.

         "TWEAN" shall mean Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership.

         "TWEAN Beneficial Asset" shall have the meaning given to the term "Beneficial Asset" in the TWEAN Contribution Agreement, including any asset beneficially assigned pursuant to the TWEAN Transaction Agreement or other Transfer Document and treated as such pursuant to Section 6.7 of the TWEAN Contribution Agreement.

         "TWEAN Contribution Agreement" shall mean the Contribution Agreement dated as of September 9, 1994 by and among TWE, Advance, Newhouse and Advance/Newhouse.

         "TWEAN Holder Guarantee" shall mean a guarantee by a TWEAN Holder Guarantor of the Obligations of TWEAN, substantially in the form of Exhibit D-4.

         "TWEAN Holder Guarantor" shall mean a holder of TWEAN Material Beneficial Assets (other than Advance, Newhouse, Advance/Newhouse and TWE).

         "TWEAN Material Beneficial Asset" shall mean any TWEAN Beneficial Asset that is (i) a cable franchise and related assets that together have a book or fair market value of greater than $25.0 million or (ii) any other asset (including Capital Stock), related group of assets, business or division of TWE, Advance/Newhouse or any of their Subsidiaries (other than TWEAN and its Subsidiaries) that (x) for the most recently ended fiscal year of TWE or Advance/Newhouse, as the case may be, would have accounted for more than 1% of the Consolidated Cash Flow of TWEAN and its Subsidiaries taken as a whole for such period or (y) has a book or fair market value of greater than $25.0 million.

         "TWEAN Partner" shall mean TWE, Advance/Newhouse and each other Person who shall from time to time be admitted as a partner of TWEAN in accordance with the terms hereof and the TWEAN Partnership Agreement.

         "TWEAN Partnership Agreement" shall mean the Partnership Agreement dated as of September 9, 1994 by and between Advance/Newhouse and TWE.

         "TWEAN Partnership Interest" shall have the meaning given to the term "Partnership Interest" in the TWEAN Partnership Agreement.

         "TWEAN Transaction Agreement" shall mean the Amended and Restated Transaction Agreement dated as of October 27, 1997 among Advance, Newhouse, Advance/Newhouse, TWE, TW Holding Co. and TWEAN.

         "TWI" shall mean Time Warner Inc., a Delaware corporation.

         "TWI Guarantee" shall mean a guarantee by TWI of the Obligations of TBS, substantially in the form of Exhibit D-3.

         "TWIC" shall mean TWI Cable Inc., a Delaware corporation.

         "TWIC Guarantee" shall mean a guarantee by TWI and TWCI of all of the Obligations of TWIC, substantially in the form of Exhibit D-7.

         "Two Thirds Lenders" shall mean, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least two-thirds of the sum of the total Revolving Credit Exposures and the Total Unutilized Commitment at such time.

         "Type," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Unrestricted Subsidiary" of any Borrower shall mean a Subsidiary of such Borrower that is not a Restricted Subsidiary.

         "U.S. Dollars" shall mean dollars in lawful currency of the United States of America.

         "USW" shall mean U S WEST, Inc., a Delaware corporation.

         "Wholly Owned Restricted Subsidiary" of any Person shall mean a Wholly Owned Subsidiary of such Person that is a Restricted Subsidiary of such Person.

         "Wholly Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, are owned by such Person and its Subsidiaries.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

         "written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

         SECTION 1.2. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "ABR Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "ABR Revolving Borrowing").

         SECTION 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (b) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (c) all references herein to (i) Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons, (iii) agreements and other contractual instruments include subsequent amendments, assignments, and other modifications thereto to the date hereof and thereafter, but in the case of any amendment, assignment or modification after the date hereof, only to the extent such amendments, assignments or other modifications thereto are not prohibited by
Section 6.10, (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations, and (v) time shall be deemed to be to New York City time.

         SECTION 1.4. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP. Calculations shall be made in accordance with
Section 9.16.

                                   ARTICLE II.

                                   THE CREDITS

         SECTION 2.1. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to each Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the Total Commitment; provided that (i) the aggregate amount of Loans outstanding to any one Borrower shall not at any time exceed such Borrower's Borrowing Cap, (ii) prior to the Diamond Implementation, the aggregate amount of Loans outstanding to TWIC and TWEAN shall not at any time exceed $5.0 billion and (iii) at or after the Diamond Implementation, the aggregate amount of Loans outstanding to the Borrowers (other than TWE or TWEAN) shall not at any time exceed $6.0 billion. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans.

         SECTION 2.2. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to Section 2.12, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Requesting Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower thereof to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1.0 million and not less than the Minimum Borrowing Amount. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1.0 million and not less than the Minimum Borrowing Amount; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the Total Unutilized Commitment. Each Swingline Loan shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty (20) Eurodollar Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.3. Requests for Revolving Borrowings. To request a Revolving Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

         (i) the aggregate amount of the requested Borrowing;

         (ii) the date of such Borrowing, which shall be a Business Day;

         (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

         (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (v) the location and number of the Requesting Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.4. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to each Swingline Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans to such Swingline Borrower exceeding its Swingline Loan Commitment, (ii) the aggregate principal amount of outstanding Loans to such Swingline Borrower exceeding its Borrowing Cap or (iii) the sum of the total Revolving Credit Exposures exceeding the Total Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, each Swingline Borrower may borrow, prepay and reborrow its Swingline Loans.

         (b) Notwithstanding paragraph (a), the Administrative Agent (i) shall not be required to make or to continue to make Swingline Loans to any Swingline Borrower if it shall have notified such Swingline Borrower of the unavailability (for any or no reason, in the Administrative Agent's sole discretion) of Swingline Loans hereunder at least three Business Days prior to the date on which such Swingline Borrower shall have made its telephonic request therefor, which notice shall remain effective until rescinded by the Administrative Agent.

         (c) To request a Swingline Loan, a Swingline Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Swingline Borrower. The Swingline Lender shall make each Swingline Loan available to the requesting Swingline Borrower by means of a credit to the general deposit account of such Swingline Borrower with the Swingline Lender by 3:00 p.m. on the requested date of such Swingline Loan.

         (d) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m. on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 with respect to Loans made by such Lender (and Section 2.5 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify each Swingline Borrower of any participations in any Swingline Loan to it acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a Swingline Borrower (or other party on behalf of a Swingline Borrower) in respect of a Swingline Loan to it after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan to any Swingline Borrower pursuant to this paragraph shall not relieve such Swingline Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

         SECTION 2.5. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.4. The Administrative Agent will make such Loans available to the Requesting Borrower by promptly crediting the amounts so received, in like funds, to an account of the Requesting Borrower maintained with the Administrative Agent in New York City and designated by the Requesting Borrower in the applicable Borrowing Request.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Requesting Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Requesting Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Requesting Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Requesting Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.6. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

         (b) To make an election pursuant to this Section, the Requesting Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Requesting Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Requesting Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

         (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

         (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

         (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

         (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Requesting Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Requesting Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.7. Termination and Reduction of Commitments and Borrowings Caps. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

         (b) The Borrowers may at any time terminate, or from time to time reduce, the Total Commitment; provided that (i) each reduction of the Total Commitment shall be in an amount that is an integral multiple of $1.0 million and not less than the Minimum Borrowing Amount and (ii) the Borrowers shall not terminate or reduce the Total Commitment if, after giving effect to any concurrent repayment of the Loans in accordance with Section 2.9, the Revolving Credit Exposures would exceed the Total Commitment. Any reduction or termination of the Total Commitment shall reduce Borrowing Caps to the extent necessary so that no Borrowing Cap will be in excess of the Total Commitment.

         (c) Any Borrower may at any time terminate, or from time to time reduce, its Borrowing Cap; provided that (i) each reduction of a Borrowing Cap shall be in an amount that is an integral multiple of $1.0 million and not less than the Minimum Borrowing Amount and (ii) a Borrower shall not terminate or reduce its Borrowing Cap if, after giving effect to any concurrent repayment of the Loans to it in accordance with Section 2.9, the Revolving Credit Exposures to such Borrower would exceed its Borrowing Cap.

         (d) Notice shall be made to the Administrative Agent of any election under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by a Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Total Commitment delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Total Commitment or a Borrowing Cap shall be permanent. Each reduction of the Total Commitment shall reduce the Commitment of each Lender ratably.

         SECTION 2.8. Repayment of Loans; Evidence of Debt. (a) In the event that any limitation set forth in Section 2.1 is exceeded, the applicable Borrowers shall repay Loans so that such limitation is not exceeded. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan to it on the Maturity Date. Each Swingline Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan to it on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made to any Swingline Borrower, such Swingline Borrower shall repay all Swingline Loans to it then outstanding.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or any Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.9. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

         (b) The Borrower that desires to make a prepayment shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Total Commitment as contemplated by Section 2.7, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.7. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and such other payments as may be required by Section 2.14.

         SECTION 2.10. Fees. (a) Commitment Fee. The Borrowers, jointly and severally, shall pay to the Administrative Agent for the ratable account of the Lenders, on each March 31, June 30, September 30, and December 31 and on the Maturity Date, an aggregate commitment fee (the "Commitment Fee") equal to the Applicable Rate of each Borrower on the daily average amount of each Borrower's Availability. The Commitment Fee shall begin to accrue on and after the Effective Date and shall cease to accrue on the earlier of the Maturity Date and the date on which the Total Commitment shall have been terminated in full. The Commitment Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

         (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the Commitment Fee, to the Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate.

         (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

         (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the greater of (x) 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (y) 2% plus the rate applicable to ABR Loans and
(ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

         (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

         (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

         (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender in good faith to be material, then the Borrowers will, jointly and severally, pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender in good faith to be material, then from time to time the Borrowers will, jointly and severally, pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall, jointly and severally, pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof. Notwithstanding any other provision of this Section 2.13, no Lender shall demand compensation for any increased costs or reduction referred to above if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any (it being understood that this sentence shall not in any way limit the discretion of any Lender to waive the right to demand such compensation in any given case).

         SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.9(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to
Section 2.17, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over
(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, each Borrower shall pay any Other Taxes arising out of its Loans or its or any of its Subsidiaries' being party to any Credit Document to the relevant Governmental Authority in accordance with applicable law.

         (c) Each Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

         (d) If a Lender or the Administrative Agent shall become aware that it is entitled to claim a refund from a taxation authority in respect of Indemnified Taxes or Other Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.15, it shall promptly notify such Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by such Borrower, make a claim to such taxation authority for such refund at such Borrower's expense. If a Lender or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.15, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, as determined by such Lender in its sole discretion), net of all out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that such Borrower, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such taxation authority.

         (e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (f) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

         SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 1:00 p.m. on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall (subject to the proviso contained in the definition of "Interest Period") be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. Dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(c), 2.5(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Such Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

         Each of TWI and the Borrowers represents and warrants (as to itself and its Subsidiaries) to the Lenders that:

         SECTION 3.1. Organization; Powers. Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Each other Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.2. Authorization; Enforceability. The Transactions are within the Credit Parties' organizational powers and have been duly authorized by all necessary organizational action. Each Credit Document has been duly executed and delivered by the Credit Parties party thereto and constitutes a legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.3. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation or any order of any Governmental Authority or (ii) any Organizational Document of any Company, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Company or its assets, or give rise to a right thereunder to require any payment to be made by any Company, and (d) will not result in the creation or imposition of any Lien on any asset of any Company, except, in each case (other than clause
(b)(ii) with respect to any Credit Party), such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.4. Financial Condition; No Material Adverse Change. (a) Each of TWI, TWE, TBS, TWEAN and TWIC has heretofore furnished to the Lenders its audited Financial Statements for the fiscal year ended December 31, 1996 and the unaudited Financial Statements for the three months and six months ended June 30, 1997 and 1996 (it being understood that the audited Financial Statements of TBS for the fiscal year ended December 31, 1996 were prepared on a historical basis without giving effect to the merger of TBS with a wholly owned subsidiary of TWI). Such Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the entities to which they relate as of the dates and for the periods to which they relate in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the interim statements.

         (b) The projected financial statements of any Person included in the Confidential Information Memorandum were prepared by management of such Person on the basis of the assumptions set forth therein that such management reasonably believed were reasonable at the date of such projected financial statements in light of the historical financial performance of such Person and its Subsidiaries and of their current and reasonably foreseeable business conditions.

         (c) After giving effect to all Indebtedness and other obligations to be Incurred by the Companies as of each date this representation is required to be made and after giving effect to the application of the proceeds of any such Indebtedness and other obligations (including to the repayment of other Indebtedness), (i) no final judgments against any Company in actions for money damages with respect to pending or threatened litigation will have been rendered in an amount such that such Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered), (ii) the sum of the assets, at a fair valuation, of each Credit Party will exceed its debts, (iii) no Credit Party will have incurred or intended to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature and (iv) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 3.4, "debt" shall mean any liability on a claim; and "claim" shall mean any (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (d) Since December 31, 1996, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of TWI and its Subsidiaries, taken as a whole, or of any Borrower and its Subsidiaries, taken as a whole.

         SECTION 3.5. Properties. (a) Each Borrower and its Subsidiaries and TWI and its Subsidiaries (other than any Borrower and its Subsidiaries) have good title to, or valid leasehold interests in, all its real and personal property material to the business of such Borrower and its Subsidiaries taken as a whole or TWI and such Subsidiaries taken as a whole, as the case may be, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) Each Borrower and its Subsidiaries and TWI and its Subsidiaries (other than any Borrower and its Subsidiaries) own, or are licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of such Borrower and its Subsidiaries taken as a whole or TWI and such Subsidiaries taken as a whole, as the case may be, and the use thereof by such Company does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.6. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting any Company as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (x) no Company (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability and (y) no Borrower has knowledge of any basis for any Environmental Liability on the part of any Restricted Company.

         SECTION 3.7. Compliance with Laws and Agreements. Each Company is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.8. Government Regulation. No Company (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, (ii) is subject to regulation under the Federal Power Act or the Interstate Commerce Act, (iii) is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, or (iv) is subject to any other statute or regulation which regulates the incurrence of indebtedness for borrowed money, other than, in the case of this clause (iv), Federal and state securities laws and as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.9. Taxes. Each Company has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP or
(b) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans of all Companies (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50.0 million the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11. True and Complete Disclosure. As of the date hereof and as of the Closing Date, all information heretofore or contemporaneously furnished by or on behalf of any Company (including all information contained in the Documents, the Confidential Information Memorandum and the annexes, schedules and other attachments thereto but not including any projected financial statements), when taken together with the reports and other filings with the SEC made under the Exchange Act by TWI, TWE and TWIC in 1997, is, and all other such information hereafter furnished, including all information contained in any of the Documents, including any annexes or schedules thereto, by or on behalf of any Company to or on behalf of any Lender is and will be (as of their respective dates, the Effective Date and the Closing Date), true and accurate in all material respects and not incomplete by omitting to state a material fact necessary to make such information not misleading at such time. There is no fact of which TWI or any Borrower is aware which has not been disclosed to the Lenders in writing pursuant to the terms of this Agreement prior to the date hereof and which, singly or in the aggregate with all such other facts of which TWI or such Borrower is aware, could reasonably be expected to result in a Material Adverse Effect. All statements of fact and representations concerning the present and anticipated business, operations and assets of each Company, the Documents and the transactions referred to therein are true and correct in all material respects, and all assumptions with respect thereto contained therein are reasonable in all material respects.

         SECTION 3.12. Partnership Tax Matters. As of the Closing Date, each of TWE and TWEAN will be treated as a partnership for federal income tax purposes, and not as a publicly traded partnership within the meaning of Section 7704 of the Code.

         SECTION 3.13. Beneficial Assets. (a) The fair market value (in the reasonable good faith judgment of TWE) at the Closing Date of all TWE Beneficial Assets (without duplication) will not exceed $2.0 billion. Schedule 3.13A sets forth a complete and accurate list of all TWE Material Beneficial Assets and the holders thereof as of the date hereof. All TWE Material Beneficial Assets are directly held by TWE Partner Guarantors. The fair market value of all TWE Beneficial Assets held by Persons other than TWE Partner Guarantors does not exceed $100.0 million in the aggregate.

         (b) The fair market value (in the reasonable good faith judgment of TWEAN) at the Closing Date of all TWEAN Beneficial Assets (without duplication) will not exceed $2.0 billion. Schedule 3.13B sets forth a complete and accurate list of all TWEAN Material Beneficial Assets and the holders thereof as of the date hereof. Except as set forth in Schedule 3.13B, all TWEAN Material Beneficial Assets are held by Guarantors of the Obligations of TWEAN. The fair market value of all TWEAN Beneficial Assets held by Persons other than Guarantors of the Obligations of TWEAN does not exceed $100.0 million in the aggregate, and the number of subscribers served by cable television systems constituting TWEAN Material Beneficial Assets held by Persons other than Guarantors of the Obligations of TWEAN does not exceed 20,000.

         SECTION 3.14. Guarantees. Schedule A sets forth a true and complete list as of the date hereof of all the Persons that are required to be Guarantors hereunder and the Guarantees required to be delivered by each.

                                   ARTICLE IV.

                              CONDITIONS PRECEDENT

         SECTION 4.1. Initial Loans. The Initial Loans shall be subject to the satisfaction of each of the following conditions:

         (a) Credit Agreement. The Administrative Agent (or its counsel) shall have received from each Credit Party listed on the signature pages hereof a duly executed counterpart of this Agreement.

         (b) Opinions of Counsel. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Credit Parties, substantially in the form of Exhibit E-1, and of Peter R. Haje, Esq., General Counsel of the Borrowers, substantially in the form of Exhibit E-2, and, in each case, with such changes and covering such other matters as the Administrative Agent shall reasonably agree to or request. The Credit Parties hereby request such counsel to deliver such opinion.

         (c) Officers' Certificates.

             (i) The Administrative Agent shall have received (with copies for each Lender) an Officers' Certificate from TWI and each Borrower dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, stating that each of the conditions set forth in Sections 4.1(d), (e) (only as to the second sentence thereof), and (j) and 4.4 are, as to such Person and its Subsidiaries, satisfied as of the Closing Date.

             (ii) The Administrative Agent shall have received (with copies for each Lender) an Officer's Solvency Certificate dated the Closing Date from each Borrower.

             (iii) The Administrative Agent shall have received (with copies for each Lender) a certificate from each Borrower setting forth the Applicable Rate for such Borrower and (i) if based on ratings, such Borrower's Index Debt and the ratings therefor and (ii) if based on such Borrower's Leverage Ratio, the calculation of such Leverage Ratio in reasonable detail.

         (d) No Defaults. No default shall have occurred, and no event shall have occurred and no condition shall exist that with the lapse of time or notice or both would constitute a default, before giving effect to the Initial Loans and the other transactions to occur on the Closing Date, under the Existing Credit Agreements.

         (e) Organizational Documents, Etc. The Administrative Agent shall have received copies of (i) each Organizational Document and (ii) any material agreements entered into by any Credit Party, as of the Closing Date, governing the terms and relative rights of the Capital Stock of any Credit Party and any such agreements entered into by partners or shareholders (as applicable) relating to any Credit Party, certified as true and complete by an appropriate officer or Governmental Authority, and the provisions of each of the foregoing shall be reasonably satisfactory to the Administrative Agent. Each Organizational Document shall be in full force and effect.

         (f) Corporate Proceedings. All corporate, partnership, legal and other proceedings in connection with the authorization, execution and delivery by the Credit Parties of the Credit Documents and the transactions to occur on the Closing Date shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate, partnership and other proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or partnership authorities or Governmental Authorities.

         (g) Payment of Fees. All fees and reimbursable expenses due and payable to the Lenders and the Administrative Agent and its counsel pursuant to the Credit Documents and their respective commitment letters, fee letters and otherwise, and pursuant to the Existing Credit Agreements and otherwise, shall have been paid in full to each such Person.

         (h) Guarantees. There shall have been duly executed and delivered to the Administrative Agent: (i) a TWE Partner Guarantee from each TWE Partner Guarantor; (ii) the TWI Guarantee; (iii) a TWEAN Holder Guarantee from each TWEAN Holder Guarantor; (iv) the TWE Guarantee; (v) the Paragon Guarantee;
     (vi) the TWIC Guarantee; and (vii) each Subsidiary Guarantee required at such time by Section 5.13.

         (i) Beneficial Assets. To the extent that any TWEAN Beneficial Assets held by an affiliate of Advance or Newhouse are to be included in the covenant calculations pursuant to Section 9.16, the Administrative Agent shall have received a letter from each of Advance and Newhouse addressed to the Lenders, in the form of Exhibit F, stating that Advance or Newhouse, as the case may be, agrees to comply, and cause each other holder of TWEAN Beneficial Assets that is an Affiliate of Advance or Newhouse, as the case may be, to comply, with each and every covenant or other provision of the Credit Agreement applicable to Advance or Newhouse, as the case may be, in its capacity as a holder of TWEAN Material Beneficial Assets or to such other holder.

         (j) Termination of Existing Credit Agreements. Simultaneously with the making of the Initial Loans, all Indebtedness outstanding under the Existing Credit Agreements shall be repaid, together with all interest thereon and other amounts owing in respect thereof, all commitments thereunder shall be cancelled and the Existing Credit Agreements shall be terminated, all on terms reasonably satisfactory to the Administrative Agent.

Notwithstanding the foregoing, the obligations of the Lenders to make Initial Loans shall not become effective unless each of the foregoing conditions is satisfied at or prior to 3:00 p.m. on November 30, 1997 (and, in the event such conditions are not so satisfied, the Commitments shall terminate at such time).

         SECTION 4.2. Assumptions. Each Assumption is subject to the satisfaction of each of the following conditions:

         (a) Officers' Certificates.

         (i) Each Lender shall have received, seven (7) Business Days prior to the applicable Assumption Date (or at such other time as the Administrative Agent shall agree), an Officers' Certificate that shall (1) outline the material terms and conditions of the Applicable Transfer, including the consideration to be received (including the amount of Allocated Loans to be assigned) by TWIC and its Subsidiaries, (2) list the Persons, if any, that will cease to be Subsidiaries of TWIC and become Subsidiaries of TWEAN upon consummation of the Applicable Transfer, (3) state the Leverage Ratio of each Borrower as of the last day of the most recently ended fiscal quarter for which financial statements have been filed with the SEC or become generally available, determined on a pro forma basis after giving effect to the Applicable Transfer, (4) set forth the amount of the Allocated Loans and
     (5) set forth such other information as the Administrative Agent or the Required Lenders shall reasonably request, and each of the foregoing shall be reasonably satisfactory to the Administrative Agent and the Required Lenders.

         (ii) The Administrative Agent shall have received an Officers' Certificate from TWIC dated such Assumption Date stating that, in form and substance reasonably satisfactory to the Administrative Agent, the conditions set forth in Sections 4.2(c) (only as to the first sentence thereof), (d), (e) and (f) and 4.4 are satisfied.

         (b) Opinions of Counsel. The Administrative Agent shall have received opinions in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and to each Lender and dated such Assumption Date, from (i) Paul, Weiss, Rifkind, Wharton & Garrison or such other counsel for the Credit Parties acceptable to the Administrative Agent, which opinion shall cover the matters contained in Exhibit G-1, and (ii) Peter R. Haje, Esq., General Counsel of the Borrowers, which opinion shall cover the matters contained in Exhibit G-2, and, in each case, with such changes and covering such other matters as the Administrative Agent shall reasonably agree to or request. The Credit Parties hereby request such counsel to deliver such opinion.

         (c) Terms of Transfer. The consideration to be paid (including TWEAN's assumption of the Allocated Loans) by TWEAN shall not exceed the fair market value of the assets to be acquired (including by beneficial assignment) by TWEAN. The terms and conditions of the Applicable Transfer shall be reasonably satisfactory to the Administrative Agent (it being understood that the provisions of the TWEAN Transaction Agreement are satisfactory to the Administrative Agent).

         (d) Assumption of Loans. The Assumption of the Allocated Loans shall occur simultaneously with the consummation of the Applicable Transfer.

         (e) Borrowing Cap. After giving pro forma effect to the Applicable Transfer, including the Assumption of the Allocated Loans, all Loans then outstanding to each of TWIC and TWEAN shall not exceed such Borrower's Borrowing Cap and the limitations set forth in the proviso of Section 2.1.

         (f) Transfer Documents. The Administrative Agent shall have received true and complete copies of all of the applicable Transfer Documents. Any amendment, modification, waiver or forbearance of any provision of any of the applicable Transfer Documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

         (g) Guarantees. Each Guarantee required by Section 5.13 shall have been executed and delivered to the Administrative Agent.

                  (h) Corporate Proceedings. All corporate, partnership, legal and other proceedings shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate, partnership and other proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or partnership authorities or Governmental Authorities.

         SECTION 4.3. Diamond Implementation. The effectiveness of the addition of TWI and TWCI as Borrowers is subject to the satisfaction of each of the following conditions:

         (a) Guarantees. The Diamond Guarantee and each Guarantee required by
     5.13 shall have been duly executed and delivered to the Administrative
     Agent.

         (b) Corporate Proceedings. All corporate, partnership, legal and other proceedings in connection with the authorization, execution and delivery of the Diamond Guarantee and the transactions to occur at the Diamond Implementation shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate, partnership and other proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or partnership authorities or Governmental Authorities.

         (c) Opinion of Counsel. The Administrative Agent shall have received an opinion in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each Lender and dated the date of the Diamond Implementation, from Paul, Weiss, Rifkind, Wharton & Garrison or such other counsel for the Credit Parties acceptable to the Administrative Agent, which opinion shall cover the matters contained in Exhibit H, with such changes and covering such other matters as the Administrative Agent shall reasonably agree to or request. The Credit Parties hereby request such counsel to deliver such opinion.

         (d) Other. Any obligation of TWI or any of its Subsidiaries (other than any Borrower or any of its Subsidiaries) to effect any transaction limited by Section 6.6(b) shall be permitted under Section 6.6 (treating such obligation as if it were being entered into as of the proposed date of the Diamond Implementation).

         SECTION 4.4. Each Credit Event. Each Credit Event is subject to the satisfaction (or waiver in accordance with Section 9.2) of each of the following conditions:

         (a) The representations and warranties of the Credit Parties set forth in this Agreement shall be true and correct on and as of the date of such Credit Event, except to the extent expressly made as of an earlier date.

         (b) At the time of and immediately after giving effect to such Credit Event, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Credit Parties on the date thereof as to the matters specified in paragraphs
(a) and (b) of this Section.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan, all fees payable hereunder and all other Obligations, are paid in full (but with respect to such other Obligations only to the extent that actual amounts hereunder are owing at the time the Loans, together with interest and fees, have been paid in full), TWI (prior to the Diamond Implementation as to Sections 5.1, 5.2, 5.9 and 5.11 only) and each Borrower (for itself and its Subsidiaries), covenants and agrees with the Lenders that:

         SECTION 5.1. Financial Statements and Other Information. (x) Prior to the Diamond Implementation, TWI and such Borrower and (y) at or after the Diamond Implementation, each Test Party will furnish to the Administrative Agent and each Lender:

         (a) within 105 days after the end of each fiscal year of such Person, its audited Financial Statements and unaudited Adjusted Financial Statements for such year, setting forth in each case in comparative form the figures for the previous fiscal year (it being understood that, in the case of TBS, no such comparative figures shall be required for any period prior to January 1, 1997), and, in the case of the audited Financial Statements, reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such Financial Statements present fairly in all material respects the financial condition and results of operations of such Person and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that, so long as no Default has occurred and is continuing, such Person shall not be required to furnish Adjusted Financial Statements for any fiscal year if all Unrestricted Subsidiaries of such Person (other than any such Unrestricted Subsidiaries that are already treated as equity investments on such Person's Financial Statements) on a combined basis would not have constituted a Material Subsidiary of such Person for such fiscal year;

         (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of such Person (beginning with the fiscal quarter ended September 30, 1997), its Financial Statements and Adjusted Financial Statements for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year (it being understood that, in the case of TBS, no such comparative figures shall be required for any period prior to January 1, 1997), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Person and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, so long as no Default has occurred and is continuing, such Person shall not be required to furnish Adjusted Financial Statements for any fiscal quarter if all Unrestricted Subsidiaries of such Person (other than any such Unrestricted Subsidiaries that are already treated as equity investments on such Person's Financial Statements) on a combined basis would not have constituted a Material Subsidiary of such Person for such fiscal quarter;

         (c) concurrently with any delivery of Financial Statements under clause
     (a) or (b) above, a certificate of a Financial Officer of such Person, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth (1) reasonably detailed calculations demonstrating compliance with Sections 6.6 and 6.9,
     (2) prior to the Diamond Implementation, a reasonably detailed calculation of the ratio described in Section 6.4(I)(c) as of the last day of the fiscal period covered by such Financial Statements, (3) in the case of TWE, a list of the TWE Material Beneficial Assets then still held by TWI and its Affiliates, (4) in the case of TWEAN, a list of the TWEAN Material Beneficial Assets held by TWEAN Partners and their Affiliates and (5) a reasonably detailed calculation of each Borrower's Maximum Permitted Indebtedness;

         (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with respect to its securities with the SEC, or with any national securities exchange, or distributed by any Company to its security holders generally, as the case may be (other than registration statements on Form S- 8, filings under Section 16(a) of the Exchange Act and routine filings relating to employee benefit plans);

         (e) (i) within 60 days after the close of each of the first three fiscal quarters and within 105 days after the close of each fiscal year of such Borrower or, after the Diamond Implementation, such Test Party, an Interest Rate Certificate setting forth the Applicable Rate for such Borrower and (i) if based on ratings, such Borrower's Index Debt and the ratings therefor and (ii) if based on such Borrower's Leverage Ratio, the calculation of such Leverage Ratio in reasonable detail as at the end of such fiscal quarter or fiscal year;

              (ii) within 5 Business Days after any change in any rating of the Index Debt of such Borrower or, after the Diamond Implementation, such Test Party, an Interest Rate Certificate setting forth the new rating and the effective date thereof; and

         (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of TWI or such Borrower or any of their respective Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request, including quarterly cable television statistical data.

         SECTION 5.2. Notices of Material Events. Promptly after obtaining knowledge thereof, TWI and such Borrower will furnish to the Administrative Agent and each Lender written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Company that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability to the Companies in an aggregate amount exceeding $10.0 million; and

         (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of each Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.3. Existence; Conduct of Business. Such Borrower will, and will cause each of its Restricted Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except as could not reasonably be expected to have a Material Adverse Effect, the rights, licenses, permits, privileges and franchises for the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.2.

         SECTION 5.4. Payment of Obligations. Such Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.5. Maintenance of Properties; Insurance. Such Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of such Borrower and its Subsidiaries, taken as a whole in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 5.6. Books and Records; Inspection Rights. Such Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Such Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 5.7. Compliance with Laws. Such Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.8. Use of Proceeds. The proceeds of the Loans will be used to refinance indebtedness (including the Existing Credit Agreements and certain intercompany indebtedness), and for general corporate purposes, including capital expenditures, working capital needs, acquisitions, dividends, distributions and other payments permitted hereunder. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations G, U and X.

         SECTION 5.9. Fiscal Periods; Accountants. (a) TWI and its Subsidiaries will keep the same financial reporting periods as are in effect on the date hereof.

         (b) Unless the Administrative Agent shall have otherwise consented in writing (which consent shall not be unreasonably withheld), such Borrower will maintain the same firm of certified independent accountants as the other Borrowers and TWI, which firm shall be of national standing.

         SECTION 5.10. Enforcement of Rights Under Partnership Agreements. Each of the Partnership Borrowers will take all reasonable action, on a reasonably timely basis, to enforce all of its rights against its respective Partners and their Affiliates under the applicable Partnership Agreement or otherwise, except to the extent that a failure to do so could not reasonably be expected to result in a Material Adverse Effect (provided that such exception shall not apply with respect to the right of TWE and TWEAN to receive contributions of cash flow from TWE Material Beneficial Assets and TWEAN Material Beneficial Assets, respectively).

         SECTION 5.11. TWE Beneficial Assets. TWI will (i) cause each holder of TWE Beneficial Assets to comply with each and every covenant or other provision of this Agreement applicable to such holder and (y) use its best efforts (subject to its reasonable business judgment) to continue to seek all relevant authorizations, orders, approvals and franchises with respect to the transfer of such TWE Beneficial Assets to TWE, and contribute any assets contemplated to be transferred to TWE but not so transferred as of the Closing Date.

         SECTION 5.12. TWEAN Beneficial Assets. TWE will, or will cause each holder of TWEAN Beneficial Assets that is an Affiliate of TWE, to (i) comply with each and every covenant or other provision of this Agreement applicable to such holder and (ii) use its best efforts (subject to its reasonable business judgment) to continue to seek all relevant authorizations, orders, approvals and fran chises with respect to the transfer of such TWEAN Beneficial Assets to TWEAN), and to contribute any assets contemplated to be transferred to TWEAN but not so transferred as of the Closing Date (subject to Section 6.7 of the TWEAN Contribution Agreement).

         SECTION 5.13. Guarantees. (a) Such Borrower will cause each of its Restricted Subsidiaries that guarantees, or otherwise provides credit support with respect to, any Indebtedness of TWI or any of TWI's Subsidiaries (other than Subsidiaries of such Restricted Subsidiary) to execute and deliver to the Administrative Agent a Subsidiary Guarantee, guaranteeing the Obligations of such Borrower.

         (b) TBS will cause its Restricted Subsidiaries to execute and deliver to the Administrative Agent a Subsidiary Guarantee, guaranteeing the Obligations of TBS, to the extent necessary so that the aggregate amount of Specified Indebtedness owed by Restricted Subsidiaries of TBS that are not Guarantors does not exceed $100.0 million.

         (c) At or after the Diamond Implementation, TWI will cause its Restricted Subsidiaries to execute and deliver to the Administrative Agent a Subsidiary Guarantee, guaranteeing the Obligations of TWI, to the extent necessary so that the aggregate amount of Specified Indebtedness owed by Restricted Subsidiaries of TWI (other than any Borrower and any Subsidiary of any Borrower) that are not Guarantors does not exceed $150.0 million.

         (d) Each of TWEAN and TWIC will cause each of its Wholly Owned Restricted Subsidiaries that has Specified Indebtedness outstanding and is, or together with any other such Subsidiary that has Specified Indebtedness outstanding and is not already party to a Subsidiary Guarantee would be, a Material Subsidiary to execute and deliver a Subsidiary Guarantee guaranteeing the Obligations of its Borrower parent (it being understood that Subsidiaries that collectively would not be a Material Subsidiary need not execute a Subsidiary Guarantee unless any such Subsidiary conducts a business that is part of that conducted by another Subsidiary that executes or is required to execute a Subsidiary Guarantee).

         (e) Section 5.13(b), (c) or (d) shall not require a Subsidiary Guarantee from any Subsidiary that is (a) a Foreign Subsidiary, (b) a domestic Subsidiary whose only assets are (x) the Capital Stock of one or more Foreign Subsidiaries or (y) foreign business operations or (c) subject to a contractual restriction that prohibits such Subsidiary from issuing a Subsidiary Guarantee (so long as such restriction is in effect), which restriction is existing at the Closing Date or at the time such Subsidiary is acquired.

         (f) TWEAN will cause holders of TWEAN Beneficial Assets to execute and deliver a TWEAN Holder Guarantee to the extent necessary so that the representation in the second and third sentences of Section 3.13(b) will continue to be accurate.

         (g) Each Guarantee shall be delivered together with board resolutions authorizing the same and an opinion of counsel as to its due authorization, execution, delivery and enforceability (with customary exceptions), to the Administrative Agent.

                                   ARTICLE VI.

                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan, all fees payable hereunder and all other Obligations are paid in full (but with respect to such other Obligations only to the extent that actual amounts hereunder are owing at the time the Loans, together with interest and fees, have been paid in full), TWI (prior to the Diamond Implementation as to Section 6.3(c) only) and each Borrower, or Test Party, as applicable (for itself and its Subsidiaries), covenants and agrees with the Lenders that:

         SECTION 6.1. Changes in Business. Such Borrower will not, and will not cause or permit any of its Restricted Material Subsidiaries to, directly or indirectly, alter in a fundamental and substantial manner the character or scope of the businesses of such Borrower and its Subsidiaries taken as a whole from that conducted by its respective businesses immediately prior to the Closing Date (other than as would occur as a result of any Transfer).

         SECTION 6.2. Mergers, Etc. (a) (i) Prior to the Diamond Implementation, such Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, in a single transaction or series of related transactions, sell, transfer or otherwise dispose of all or a substantial portion of such Borrower's consolidated assets (other than in a Transfer and other than a sale, transfer or disposition to such Borrower or any Restricted Subsidiary of such Borrower).

         (ii) At or after the Diamond Implementation, such Test Party will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, in a single transaction or series of related transactions, sell, transfer or otherwise dispose of all or a substantial portion of such Test Party's consolidated assets (other than in a Transfer and other than a sale, transfer or disposition to such Test Party or any Restricted Subsidiary of such Test Party).

         (b) Such Borrower will not, directly or indirectly, cause or suffer the wind up, liquidation or dissolution of its affairs (other than, in the case of a Partnership Borrower, a temporary dissolution immediately followed by reformation deemed to occur because of a transfer of a Partnership Interest); provided that (i) if (x) all Loans to TWEAN have been or are being repaid in full (together with all interest thereon and all other amounts then owing in respect thereof) and (y) the Borrowing Cap of TWEAN is permanently reduced to $0, TWEAN may be dissolved or liquidated in accordance with the terms of the TWEAN Partnership Agreement; or (ii) following the Diamond Implementation, any Diamond Party may liquidate or merge into its Diamond Party parent.

         (c) Such Borrower will not enter into a transaction of consolidation or merger unless (i) before and after giving effect on a pro forma basis to such consolidation or merger, no Default shall have occurred and be continuing and
(ii) such Borrower shall survive the consolidation or merger, unless such consolidation or merger is with another Borrower or a Restricted Subsidiary of any Borrower and the survivor of such consolidation or merger assumes all of the Obligations of such Borrower on terms reasonably satisfactory to the Administrative Agent.

         (d) No holder of TWE Material Beneficial Assets shall enter into a transaction of consolidation or merger with any Person; provided that, if before and after giving effect thereto, no Default shall have occurred and be continuing, the foregoing clause shall not prohibit a consolidation or merger with (i) a TWE Partner Guarantor, (ii) any Person that holds TWE Material Beneficial Assets or (iii) any other Person that guarantees the Obligations of TWE on terms reasonably satisfactory to the Administrative Agent. No holder of TWEAN Material Beneficial Assets (other than Advance, Newhouse or Advance/Newhouse) shall enter into a transaction of consolidation or merger with any Person; provided that, if before and after giving effect thereto, no Default shall have occurred and be continuing, the foregoing clause shall not prohibit a consolidation or merger with (x) another Person that holds TWEAN Material Beneficial Assets or (y) any other Person that guarantees the Obligations of TWEAN on terms reasonably satisfactory to the Administrative Agent.

         SECTION 6.3. Liens. (a) Such Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (whether real or personal, tangible or intangible and whether now owned or here after acquired) to secure Indebtedness.

         (b) The foregoing shall not prohibit:

             (i) Liens existing on the date hereof described on Schedule 6.3, without giving effect to any subsequent extension, renewal or refunding, which Liens do not secure Indebtedness in excess of $10.0 million in the aggregate for each such Borrower and its Subsidiaries (other than any Borrower and its Subsidiaries) or apply to property or assets of each such Borrower and its Subsidiaries (other than any Borrower and its Subsidiaries) having a fair market value in excess of $10.0 million in the aggregate;

             (ii) Liens (including security interests arising under or in connection with Capital Lease Obligations) securing Indebtedness of any Borrower or any of its Restricted Subsidiaries otherwise permitted to be outstanding hereunder, so long as at the time of the securing of any such Indebtedness, the aggregate amount of such secured Indebtedness of
         (x) prior to the Diamond Implementation, such Borrower and its Restricted Subsidiaries in the aggregate does not exceed 10% (5% in the case of TWIC) of such Borrower's Maximum Permitted Indebtedness (calculated on a pro forma basis) and (y) at or after the Diamond Implementation, such Test Party and its Restricted Subsidiaries in the aggregate does not exceed 10% of such Test Party's Maximum Permitted Indebtedness (calculated on a pro forma basis); provided that the fair market value of all assets subject to Liens under this clause (ii) shall not at the time of creation of any such Lien exceed 120% of the total amount of Indebtedness so secured (it being understood that the fair market value used for the foregoing calculation shall be the fair market value of each relevant asset at the time of creation of the Lien with respect to such asset, without a re-determination of such fair market value being made at the time of creation of any subsequent Liens on any other asset);

             (iii) Liens securing Indebtedness of any Borrower or any Subsidiary of such Borrower to such Borrower or to a Wholly Owned Restricted Subsidiary of such Borrower;

             (iv) Liens on interests in or investments in any Unrestricted Subsidiary or in any other Person that is not a Subsidiary of such Borrower securing Indebtedness of such Unrestricted Subsidiary or such other Person;

             (v) with respect to TWE or TBS, Liens to secure Film Financings permitted under Section 6.4(I)(a)(i)(1) or (ii)(1) or Section 6.4(II)(ii)(1) or (iii)(1); provided that such Liens shall extend only to the property or assets acquired with such Film Financing;

             (vi) any Lien securing Acquired Indebtedness or Purchase Money Indebtedness (including security interests arising under or in connection with Capital Lease Obligations); provided that such Liens shall not extend to any asset or Person other than the asset or Person acquired or subject to such capital lease;

             (vii) Liens on Capital Stock of TWI and proceeds therefrom securing Stock Option Loans to the extent permitted by the definition thereof; and

             (viii) any Copyright Liens securing obligations specified in the definition thereof.

         (c) TWI will not cause or permit any Capital Stock owned by it or any of its Subsidiaries in any Borrower (other than Capital Stock of TWI) to be subject to any Lien. Such Borrower will not cause or permit any Capital Stock owned by it or any of its Subsidiaries in any Material Restricted Subsidiary of such Borrower to be subject to any Lien. The foregoing shall not prohibit any Lien (i) permitted by Section 6.3(b)(iii), (ii) constituting a restriction on transfer of Capital Stock contained in a partnership or stockholders agreement,
(iii) arising by operation of law and being contested in good faith or (iv) on Capital Stock of any Material Restricted Subsidiary existing at the time it became a Subsidiary of a Borrower (and not incurred in anticipation of such Material Restricted Subsidiary becoming a Subsidiary of a Borrower).

         SECTION 6.4. Indebtedness. (I) Prior to the Diamond Implementation:

         (a) Such Borrower will not cause or permit any of its Restricted Subsidiaries (other than a Borrower) or any holder of Material Beneficial Assets (other than any Specified Holder or any Borrower) to Incur any Indebtedness other than:

         (i) with respect to Restricted Subsidiaries of TWE (other than TWEAN and its Subsidiaries) and holders of TWE Material Beneficial Assets (other than any Specified Holder), (1) Film Financings and (2) other Indebtedness of up to $350.0 million in the aggregate at any time outstanding;

         (ii) with respect to Restricted Subsidiaries of TBS, (1) Film Financings and (2) other Indebtedness of up to $250.0 million in the aggregate at any time outstanding;

         (iii) with respect to Restricted Subsidiaries of TWEAN, Indebtedness of up to $100.0 million in the aggregate at any time outstanding;

         (iv) with respect to Restricted Subsidiaries of TWIC, Indebtedness of up to $50.0 million in the aggregate at any time outstanding;

         (v) Convertible Intercompany Debt and Permitted Intercompany Indebtedness;

         (vi) the Guarantees and any guarantee by TWIC or any of its Subsidiaries of the Obligations of (x) TWEAN or (y) any Guarantor of the Obligations of TWEAN (and equal and ratable guarantees of pari passu debt, to the extent required by contractual provisions then in effect);

         (vii) Non-Recourse Purchase Money Debt; or

         (viii) Acquired Indebtedness.

         (b) Neither TBS nor any of its Subsidiaries may guarantee any obligation of TWI, TWCI or any of their respective Subsidiaries (other than TBS or any of its Subsidiaries).

         (c) Such Borrower (other than TWEAN) will not, and will not cause or permit any of its Restricted Subsidiaries (other than TWEAN) to, Incur any Indebtedness if, before or after giving effect thereto, the Leverage Ratio of TWI, determined on a pro forma basis, would exceed 7.0:1.0 as of the last day of the most recently ended fiscal quarter for which financial statements have been filed with the SEC or have become generally available.

         (II) At or after the Diamond Implementation, such Test Party will not cause or permit any of its Restricted Subsidiaries (other than a Borrower) or any holder of Material Beneficial Assets (other than any Specified Holder) to Incur any Indebtedness other than:

         (i) with respect to Restricted Subsidiaries of TWI (other than a Borrower), (1) Indebtedness of up to $350.0 million in the aggregate at any time outstanding and (2) as otherwise permitted by clauses (ii) through
     (vi);

         (ii) with respect to Restricted Subsidiaries of TWE (other than TWEAN and its Subsidiaries) and holders of TWE Material Beneficial Assets, (1) Film Financings and (2) other Indebtedness of up to $350.0 million in the aggregate at any time outstanding;

         (iii) with respect to Restricted Subsidiaries of TBS, (1) Film Financings and (2) other Indebtedness of up to $250.0 million in the aggregate at any time outstanding;

         (iv) with respect to Restricted Subsidiaries of TWEAN, Indebtedness of up to $100.0 million in the aggregate at any time outstanding;

         (v) with respect to Restricted Subsidiaries of TWIC, Indebtedness of up to $50.0 million in the aggregate at any time outstanding;

         (vi) Permitted Intercompany Indebtedness;

         (vii) the Guarantees and any guarantee by TWIC or any of its Subsidiaries of the Obligations of (x) TWEAN or (y) any Guarantor of the Obligations of TWEAN (and equal and ratable guarantees of pari passu debt, to the extent required by contractual provisions then in effect);

         (viii) Non-Recourse Purchase Money Debt; or

         (ix) Acquired Indebtedness.

         (III) Neither TWIC nor any of its Restricted Subsidiaries may guarantee any obligation (other than any Obligation) of TWI, TWCI or TBS or any of their respective Restricted Subsidiaries (other than TWIC or any of its Restricted Subsidiaries).

         SECTION 6.5. Investments. Such Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, make any Investment if, before or after giving effect thereto on a pro forma basis, a Default shall have occurred and be continuing.

         SECTION 6.6. Restricted Payments. (a) Prior to the Diamond Implementation, (i) such Borrower will not, directly or indirectly, make or declare any Restricted Payment and (ii) such

Borrower will not, and will not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, purchase or otherwise acquire for value (or enter into any obligation to purchase or otherwise acquire for value) any Capital Stock of TWI or any of its Subsidiaries (other than any Borrower or any Restricted Subsidiary of any Borrower), unless:

         (i) in the case of TWE or TWEAN or any of their respective Restricted Subsidiaries, after giving effect thereto on a pro forma basis, no Default shall have occurred and be continuing; and

         (ii) in the case of TBS or TWIC or any of their respective Restricted Subsidiaries, (x) after giving effect thereto on a pro forma basis, no Default shall have occurred and be continuing and (y) at the time of such Restricted Payment and after giving effect thereto on a pro forma basis, the Leverage Ratio of the applicable Borrower as of the last day of the most recently ended fiscal quarter for which financial statements have been filed with the SEC or have become generally available would not exceed, during any period set forth below, the ratio set forth opposite such period:

                Period                                     Ratio
                ------                                     -----
Closing to September 30, 1999                               6.0x
October 1, 1999 to September 30, 2000                       5.5
October 1, 2000 to Maturity Date                            5.0

         (b) At or after the Diamond Implementation, (i) such Test Party will not, directly or indirectly, make or declare any Restricted Payment and (ii) such Test Party will not, and will not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, purchase or otherwise acquire for value (or enter into any obligation to purchase or otherwise acquire for value) any Capital Stock of TWI, unless:

         (i) in the case of TWE or TWEAN or any of their respective Restricted Subsidiaries, after giving effect thereto on a pro forma basis, no Default shall have occurred and be continuing; and

         (ii) in the case of TWI or any of its Restricted Subsidiaries, (x) after giving effect thereto on a pro forma basis, no Default shall have occurred and be continuing and (y) at the time of such Restricted Payment and after giving effect thereto on a pro forma basis, the Leverage Ratio of TWI as of the last day of the most recently ended fiscal quarter for which financial statements have been filed with the SEC or have become generally available would not exceed, during any period set forth below, the ratio set forth opposite such period:

                Period                                     Ratio
                ------                                     -----
Closing to June 30, 1998                                    6.25x
July 1, 1998 to September 30, 1999                          6.0
October 1, 1999 to September 30, 2000                       5.5
October 1, 2000 to Maturity Date                            5.0

     ; provided that so long as no Default shall have occurred and be continuing on a pro forma basis after giving effect to such Restricted Payment, TWI may (x) purchase, redeem or otherwise refinance its Series M Preferred Stock, (y) defease dividends payable with respect to existing preferred stock with the cash proceeds of Stock Option Loans and (z) pay regular quarterly cash dividends on the common stock and required cash dividends on preferred stock (including dividends on preferred stock that may be paid in cash or in kind at the option of TWI).

         (c) The limitations in this Section 6.6 will not prevent (x) any Company from entering into any commercial transaction in the ordinary course of its business not prohibited by Section 6.7, (y) any holder of Material Beneficial Assets (other than TWE) from distributing or otherwise transferring any assets other than such Material Beneficial Assets or (z) TWEAN from assuming any Allocated Loans (subject to satisfaction of the conditions in Sections 4.3 and 4.4).

         SECTION 6.7. Transactions with Affiliates. Such Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate of such Borrower other than on terms and conditions substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than any Affiliate of such Borrower; provided that the foregoing restrictions shall not apply to (i) transactions between Subsidiaries of such Borrower, or among such Borrower and its Subsidiaries and with existing joint ventures, in each case, in accordance with arrangements existing on the date hereof or in the ordinary course of business of such Borrower and its Subsidiaries, (ii) transactions between or among Restricted Companies of the type existing on the Closing Date and consistent with past practice, (iii) any arrangements with officers, directors, representatives or other employees of such Borrower and its Subsidiaries relating specifically to employment as such and (iv) transactions expressly permitted by Section 6.6 or the definition of Restricted Payments.

         SECTION 6.8. ERISA. Such Borrower will not, and will not cause or permit any of its ERISA Affiliates to:

         (i) engage in any transaction which is not timely corrected and in connection with which such Borrower or any of its ERISA Affiliates is reasonably likely to be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, which penalties and taxes for all such transactions could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

         (ii) permit to exist any accumulated funding deficiency (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not a waiver has been obtained from the Internal Revenue Service, with respect to any Pension Plan;

         (iii) permit any failure to make contributions or any amount of Unfunded Benefit Liabilities which creates, or with the passage of time would create, any statutory Lien under ERISA or the Code in favor of the PBGC or any Pension Plan or other entity; or

         (iv) permit any failure to make contributions to any Multiemployer Plan which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.9. Financial Covenants.

         (I) Prior to the Diamond Implementation:

         (a) Leverage. None of TWE, TBS, TWEAN or TWIC will cause or permit its Leverage Ratio as of the end of any fiscal quarter (commencing with the first fiscal quarter ending after the Closing Date) to exceed the ratio set forth opposite such period below for such Borrower:

Period                                  TWE        TBS        TWEAN       TWIC
------                                  ----       ----       -----       ----
Closing to September 30, 1999           5.00x      6.50x      5.00x       6.50x
October 1, 1999 to September 30, 2000   5.00       6.00       5.00        6.00
October 1, 2000 to Maturity Date        5.00       5.00       5.00        5.00

         (b) Coverage. None of TWE, TBS or TWIC will cause or permit its Coverage Ratio as of the end of any fiscal quarter (commencing with the first fiscal quarter ending after the Closing Date) to be less than the ratio set forth opposite such period below for such Borrower:

Period                                  TWE        TBS        TWIC
------                                  ----       ----       ----
Closing to September 30, 1999           2.50x      1.50x      1.50x
October 1, 1999 to September 30, 2000   2.50       1.75       1.75
October 1, 2000 to Maturity Date        2.50       2.00       2.00

         (II) At or after the Diamond Implementation:

         (a) Leverage. Such Test Party will not cause or permit its Leverage Ratio as of the end of any fiscal quarter (commencing with the first fiscal quarter ending at or after the Diamond Implementation) to exceed the ratio set forth opposite such period below for such Borrower:

Period                                  TWI        TWE        TWEAN
------                                  ----       ----       -----
Closing to September 30, 1999           6.50x      5.00x      5.00x
October 1, 1999 to September 30, 2000   6.00       5.00       5.00
October 1, 2000 to Maturity Date        5.00       5.00       5.00

         (b) Coverage. Neither TWI nor TWE will cause or permit its Coverage Ratio as of the end of any fiscal quarter (commencing with the first fiscal quarter ending at or after the Diamond Implementation) to be less than the ratio set forth opposite such period below for such Borrower:

Period                                  TWI        TWE
-----                                   ----       ----
Closing to September 30, 1999           1.50x      2.50x
October 1, 1999 to September 30, 2000   1.75       2.50
October 1, 2000 to Maturity Date        2.00       2.50

         SECTION 6.10. Amendment or Waiver of Organizational Documents. Such Borrower will not cause or permit to be amended, modified or waived, or cause or permit any of its Restricted Sub sidiaries to amend, modify or, in any material respect, waive, any provision of any Organizational Document or the TWEAN Transaction Agreement, or, in the case of any Partnership Borrower, admit any additional Partners, unless the Administrative Agent shall have determined, after consultation with its counsel, that such amendment, modification or waiver (taken as a whole, together with any other amendments, modifications or waivers occurring at such time) are not more onerous to the Lenders than are the Organizational Documents or the TWEAN Transaction Agreement, as applicable, in effect prior to such amendment, modification or waiver, as the case may be; provided that this Section 6.10 shall not prevent (i) TWIC or any of its Restricted Subsidiaries from receiving any Partnership Interest as partial consideration from and in TWEAN in any Transfer or (ii) any amendments or modifications of any Organizational Document resulting from a liquidation, merger or consolidation of any Borrower that is not prohibited by Section 6.2.

         SECTION 6.11. Certain Agreements. Such Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any agreement (other than any Franchise or the Partnership Agreements as in effect on the date hereof or modified in a manner not inconsistent with this Agreement and other than this Agreement) that would, in effect, prohibit such Borrower or any of its Restricted Subsidiaries from granting Liens or agreeing to grant Liens; provided that any Company may (i) enter into agreements with lenders (including holders of debt securities) to such Company or any of its Subsidiaries of Indebtedness for money borrowed that prohibit the granting of Liens to third parties unless said lenders are equally and ratably secured, (ii) agree that an asset subject to a Permitted Lien will not be subject to any other Lien or (iii) agree that in connection with the sale of accounts receivable or similar contract rights such Company will not grant a Lien on or with respect to any such accounts receivable or contract rights or any proceeds therefrom.

         SECTION 6.12. Unrestricted Subsidiaries. (a) Schedule 6.12 sets forth those Subsidiaries of each Borrower that have been designated Unrestricted Subsidiaries. Such Borrower will not designate any of its Subsidiaries an Unrestricted Subsidiary unless (i) such Subsidiary is designated an Unrestricted Subsidiary at the time it becomes a Subsidiary of any Credit Party; and (ii) at the time such Subsidiary is designated an Unrestricted Subsidiary, before and after giving effect to such designation on a pro forma basis, no Default shall have occurred and be continuing, as shown in an Officers' Certificate delivered to the Administrative Agent at the time of such designation. Such Officers' Certificate shall also state the specific purpose for which such designation is being made. All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Subsidiaries.

         (b) Such Borrower will not re-designate any Unrestricted Subsidiary a Restricted Subsidiary unless at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, before and after giving effect to such redesignation on a pro forma basis, no Default shall have occurred and be continuing, as shown in an Officer's Certificate delivered to the Administrative Agent at the time of such designation.

         (c) An Unrestricted Subsidiary shall be deemed to be redesignated a Restricted Subsidiary at any time if (a) any Restricted Company (i) provides guarantees or similar credit support for any Indebtedness or other monetary obligations of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness or other monetary obligations) or (ii) is directly or indirectly liable for any Indebtedness of such Unrestricted Subsidiary or (b) such Unrestricted Subsidiary incurs Indebtedness or other monetary obligations pursuant to which the lender has recourse (including by way of set-off) to any of the assets of any Restricted Company; provided that the foregoing shall not apply to (x) a pledge of the Capital Stock of any Unrestricted Subsidiary to secure Indebtedness or other obligations of such Unrestricted Subsidiary, (y) any Copyright Lien or (z) any recourse to any Restricted Company in respect of customary representations, warranties and covenants made or agreed to by such Restricted Company in connection with the sale and securitization of accounts receivable or similar contract rights.

                                  ARTICLE VII.

                                EVENTS OF DEFAULT

         If any of the following events ("Events of Default") shall occur:

         SECTION 7.1. Payments. Any Borrower shall (i) default in the payment when due of any principal of the Loans when due; or (ii) default in the payment when due of any interest on the

Loans or any fees or any other amounts owing under any Credit Document, which default under this clause (ii) shall have continued unremedied for at least five days but in no event less than three Business Days; or

         SECTION 7.2. Representations, Etc. Any representation, warranty or statement made or deemed made by, or on behalf of, any Credit Party in any Credit Document or in any other Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         SECTION 7.3. Covenants. Any Borrower shall (a) default in the due performance or observance of any term, covenant or agreement contained in
Section 5.2(a), (b) or (d) or Article VI, or (b) default in the due performance or observance of any term, covenant or agreement (other than those referred to in Section 7.1 or 7.2 or clause (a) of this Section 7.3) contained in this Agreement and such default under this clause (b) shall continue unremedied for a period of at least 30 days after notice from the Administrative Agent or the Required Lenders, in each case acting on behalf of the Lenders; or

         SECTION 7.4. Default Under Other Agreements. (a) Any Restricted Company or any Material Subsidiary of any Borrower shall (i) default in any payment with respect to any Indebtedness (other than the Loans) in excess of $10.0 million individually or $50.0 million in the aggregate beyond the period of grace, if any, provided in the instrument or agreement governing such Indebtedness or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness referred to in clause (i) above in excess of the thresholds set forth therein or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or con dition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event or condition shall continue beyond the period of grace, if any, provided in the instrument or agreement governing such Indebtedness (after giving effect to any consent or waiver obtained and then in effect thereunder); or (b) any such Indebtedness referred to in clause (a)(i) above in excess of the thresholds set forth therein shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required prepayment prior to the stated maturity thereof; or

         SECTION 7.5. Bankruptcy, Etc. Any Borrower, any Material Subsidiary of any Borrower, TWI or any General Partner (each, a "Default Entity") shall commence a voluntary case con cerning itself, or any Partner shall commence such a case concerning any Borrower, under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto or any similar foreign statute (the "Bankruptcy Code"); or an involuntary case is commenced against any Default Entity and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Default Entity; or any Default Entity commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Default Entity; or there is commenced against any Default Entity any such proceeding which remains undismissed for a period of 60 days; or any Default Entity is adjudicated (by any court of competent jurisdiction) insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Default Entity suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Default Entity makes a general assignment for the benefit of creditors; or any Default Entity shall admit in writing its inability to pay its debts as they become due or any General Partner shall admit in writing the inability of the partnership of which it is General Partner to pay its debts as they become due; or any corporate or other action is taken by any Default Entity for the purpose of effecting any of the foregoing; or

         SECTION 7.6. ERISA. Any ERISA Entity shall fail to pay when due an amount or amounts aggregating in excess of $25.0 million which it shall have become liable to pay to the PBGC; or notice of intent to terminate one or more Plans having aggregate Unfunded Current Liabilities in excess of $25.0 million (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any ERISA Entity, any Plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or any other event or condition that the Required Lenders determine constitutes reasonable grounds under Section 4042 of ERISA for the termination of a Material Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Material Plan shall have occurred; or a proceeding shall be instituted by a fiduciary of any Multiemployer Plan against any ERISA Entity (i) to enforce Section 515 of ERISA with respect to amounts in excess of $25.0 million (which amount is not being disputed, or as to which all administrative remedies under Title I of ERISA have been exhausted) or
(ii) to require immediate payment of withdrawal liability (which is not being disputed, or as to which all remedies under Title IV of ERISA have been exhausted) in excess of $25.0 million following a "default" (as defined in
Section 4219(c)(5) of ERISA), and such proceeding shall not have been stayed or dismissed within sixty (60) days thereafter; or

         SECTION 7.7. Judgments. One or more judgments, attachments or decrees shall be entered against TWI, any General Partner, one or more of the Borrowers and/or any of their Material Subsidiaries involving a liability of $20.0 million or more in the case of any one such judgment or decree and $50.0 million or more in the aggregate at any one time for all such judgments and decrees for such Persons (not paid or to the extent not fully covered by insurance provided by a carrier that has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

         SECTION 7.8. Change of Control. A Change of Control shall have occurred; or

         SECTION 7.9. Dissolution. There shall be a dissolution or liquidation for any reason (whether voluntary or involuntary) of any Partnership Borrower other than as permitted by Section 6.2(b); or

         SECTION 7.10. Taxation. Any Partnership Borrower shall, for any reason,
(i) not be treated as a partnership for federal income tax purposes or (ii) be treated as a publicly traded partnership under Section 7704 of the Code; or

         SECTION 7.11. Conflicting Agreements. Any Company shall enter into any contract, agreement, instrument or understanding (other than any Franchise or the Partnership Agreements as in effect on the Closing Date (or modified in a manner not inconsistent with this Agreement) and any contract, agreement or instrument governing long-term debt of any Company) that has the effect of restricting (x) any Borrower from Incurring or repaying Indebtedness or (y) any Borrower or any Restricted Subsidiary of any Borrower from granting Liens (other than (i) any contract, agreement or instrument that requires the obligations thereunder to be equally and ratably secured with any other obligations that become secured, (ii) that prohibits an asset subject to a Permitted Lien from being subject to any other Lien or (iii) prohibits a seller of accounts receivable or similar contract rights from granting any Lien on or with respect to such accounts receivable or other contract rights or proceeds therefrom) to any Person; or

         SECTION 7.12. Certain Guarantees. Except as otherwise expressly permitted by this Agreement (including Section 9.14) or such Guarantee, any Guarantee shall cease to be in full force and effect, or any Guarantor shall disavow its obligations under its Guarantee;

         THEN (i) upon the occurrence of any Event of Default described in the foregoing Section 7.5 in respect of any Borrower or TWI, the unpaid principal amount of and accrued interest on all Loans and Notes then outstanding to each Borrower shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the obligation of each Lender to make any Loan hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrowers, declare all Loans and all Notes then outstanding to each Borrower to be, and the same shall forthwith become, due and payable, together with accrued interest thereon and any other Obligations and the obligation of each Lender to make any Loan hereunder shall thereupon terminate.

         Notwithstanding anything contained in the foregoing paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to the preceding paragraph, the Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Defaults (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.2, then the Two Thirds Lenders, by written notice to the Borrowers, may at their option rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind the Lenders to a decision which may be made at the election of the Two Thirds Lenders and are not intended to benefit the Borrowers and do not grant the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                  ARTICLE VIII.

                            THE ADMINISTRATIVE AGENT

         Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent agrees to give promptly to each Lender a copy of each notice or other document received by it pursuant to any Credit Document (other than any that are required to be delivered directly to the Lenders by any Credit Party).

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrowers or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor which, so long as no Event of Default is continuing shall be reasonably acceptable to the Borrowers. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.1. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to any Borrower, to it at 75 Rockefeller Plaza, New York, New York 10019, Attention: Chief Financial Officer (Telecopy No. 212-307-0126), with copies to its General Counsel (Telecopy No. 212-956-7281) and to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, Attention: Robert B. Schumer, Esq. (Telecopy No. 212-373-2348);

         (b) if to the Administrative Agent or the Swingline Lender, to The Chase Manhattan Bank, Agent Bank Services Group, Grand Central Tower, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention:
     Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Re: Time Warner (Telecopy No. (212) 270-4164);

         (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.2. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) increase the Borrowing Cap of any Borrower or the limitations specified in clause (ii) or (iii) of the proviso in Section 2.1, without the written consent of each Lender, (vi) limit or release any Guarantee (other than as permitted by Section 9.14), without the written consent of each Lender, (vii) waive any provision of Section 4.1, 4.2 or 4.3 without the written consent of each Lender, or (viii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender hereunder without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be.

         SECTION 9.3. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall, jointly and severally, pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Credit Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Credit Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

         (b) The Borrowers shall, jointly and severally, indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Credit Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Company, or any Environmental Liability related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee and
(y) the foregoing shall not constitute a joint and several obligation to repay the Loans or any interest thereon.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lender in its capacity as such.

         (d) Each Credit Party acknowledges that neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to any Credit Party arising out of or in connection with any Credit Document and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Credit Parties, on the other hand, in connection therewith is solely that of debtor and creditor. To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any agreement or instrument contemplated hereby, or the Transactions.

         (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 9.4. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Credit Party without such consent shall be null and void), except pursuant to a Transfer as permitted by the other provisions of this Agreement. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its Swingline Exposure, the Swingline Lender) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10.0 million (or such lesser amount as the Borrowers and the Administrative Agent otherwise agree from time to time), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) except in the case of an assignment to an Affiliate of the Assigning Lender on the Effective Date, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrowers otherwise required under this paragraph shall not be required if any Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The information in the Register shall be available to the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of any Borrower, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.15(e) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.5. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to the Credit Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Credit Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time of any Credit Event, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Credit Document is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of the Credit Documents or any provision thereof.

         SECTION 9.6. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto (such time, the "Effective Date"). Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.7. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.8. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of any Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under any Credit Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.9. Governing Law; Jurisdiction; Consent to Service of Process. (a) Each Credit Document shall be construed in accordance with and governed by the law of the State of New York.

         (b) Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Credit Document or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Credit Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

         (c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to any Credit Document irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in any Credit Document will affect the right of any party to any Credit Document to serve process in any other manner permitted by law.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Credit Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers or another Person known to be disclosing such information in breach of a duty of confidentiality. For the purposes of this Section, "Information" shall mean all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is or becomes available to the Administrative Agent or any Lender on a nonconfidential basis; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13. Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

         SECTION 9.14. Release of Certain Guarantees. (a) Any TWE Partner Guarantee, any TWEAN Holder Guarantee and the TWE Guarantee may be released without the consent of any Lender if (i) the Guarantor thereof shall no longer hold any Material Beneficial Assets (or in the case of TWE, any TWEAN Beneficial Assets), (ii) such Guarantor shall not be in breach of its Guarantee, (iii) no Default shall have occurred and be continuing, (iv) such Guarantee is not, by operation of Section 5.13, required to be in effect and (v) no Obligations with respect to principal or interest are then due and owing by such Guarantor. Such release shall in all respects be subject to any reinstatement provisions set forth in such Guarantee. TWE or TWEAN, as the case may be, shall notify the Administrative Agent upon any such release, and the Administrative Agent shall notify the Lenders of such release. Nothing in this Section 9.14 shall prohibit the merger or consolidation of any TWE Partner Guarantor with or into any other Person so long as, after giving effect to such merger or consolidation on a pro forma basis, (x) no Default shall have occurred and be continuing and (y) the representations and warranties set forth in Section 3.13 shall be true and correct.

         (b) The Paragon Guarantee may be released without the consent of any Lender at such time as Paragon shall become substantially wholly-owned by TWIC if (i) Paragon shall no longer hold any TWEAN Material Beneficial Assets, (ii) such Paragon Guarantee is not, by operation of Section 5.13, required to be in effect, and (iii) no Obligations with respect to principal or interest are then due and owing by Paragon.

         SECTION 9.15. Partners. Each Lender (a) acknowledges that each of TWE and TWEAN is a partnership and (b) agrees that it will not cause or seek to cause any Partner or any assignee of any Partner's Partnership Interest to be liable, as a Partner, to such Lender with respect to any of the Loans or any fees or other amounts payable to such Lender or participant by the partnership in which such Partner is a partner under this Agreement (except as set forth below or pursuant to any other written agreement or understanding between or among such Persons), it being agreed that (i) recourse for such purposes and any claim in respect thereof shall be limited to the Partnership Interests of such Persons and the assets and properties of TWE and TWEAN and (ii) no judgment, order or execution entered in any suit, action or proceeding (whether legal or equitable) in respect thereof shall be enforced or obtained against any Partner or any assignee of any Partner's Partnership Interest beyond the extent of such Person's Partnership Interest; provided that this paragraph shall not (x) operate as a waiver of any rights or claims against any Partner or any assignee of any Partner's Partnership Interest arising out of or resulting from such Person's misrepresentations, misconduct or violation of law or (y) affect the validity or enforceability of any direct obligations of any Partner hereunder or under any of the other Credit Documents, including the direct obligations of TWE hereunder and under the TWE Guarantee and the obligations of TWE Partners under the TWE Partner Guarantees.

         SECTION 9.16. Calculations; Computations; Interpretation. (a) All Financial Statements to be furnished to the Lenders hereunder shall be prepared, and all calculations determining compliance with Article VI (including the definitions used therein) shall be made, for the relevant Person and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto; provided that except as otherwise specifically provided herein, all calculations for determining compliance with Article VI shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, (x) in the case of TWI and each Borrower other than TBS, the audited Financial Statements of such Person for the fiscal year ended December 31, 1996 and (y) in the case of TBS, its unaudited Financial Statements for the fiscal quarter ended June 30, 1997. Notwithstanding the foregoing:

         (i) the assets and liabilities and results of operations of TWE shall include, without duplication, (x) the TWE Beneficial Assets and any related liabilities of the holders thereof and (y) the cash flow received by TWE with respect to TWE Beneficial Assets;

         (ii) the assets and liabilities and results of operations of TWEAN shall include, without duplication, (x) the TWEAN Beneficial Assets and any related liabilities of the holders thereof and (z) the cash flow received by TWEAN with respect to TWEAN Beneficial Assets; and

         (iii) to the extent that Beneficial Assets and any related liabilities of the holders thereof and the related cash flows are included in the calculations for TWE or TWEAN, as the case may be, they shall be excluded from the calculations for any other Borrower (except to the extent that the calculations for such other Borrower otherwise include the assets, liabilities and results of operations and cash flows of TWE or TWEAN, as the case may be).

         (b) The covenants contained in Article V and Article VI (other than
Section 6.9) shall apply as if holders of TWE Material Beneficial Assets were Restricted Subsidiaries of TWE and holders of TWEAN Material Beneficial Assets (other than any Borrower or any Restricted Subsidiary of any Borrower) were Restricted Subsidiaries of TWEAN during any period and on any date on which such holders (each, a "Beneficial Subsidiary") own such Beneficial Assets (but with respect to the Specified Holders, only to the extent of the assets and liabilities related to Material Beneficial Assets). Nothing contained in this Agreement shall prohibit or otherwise limit or restrict (i) any merger of a Beneficial Subsidiary into a Borrower, a TWE Partner Guarantor or into another Beneficial Subsidiary, (ii) the distribution or other payment by a Beneficial Subsidiary of any amounts distributed to it by TWE or TWEAN in accordance with the terms hereof (such amounts so distributed or paid by such Beneficial Subsidiary shall not be deemed Restricted Payments for purposes of this Agreement) or (iii) the ability of any holder of Beneficial Assets from selling, transferring, distributing or encumbering any assets, other than the Beneficial Assets.

         (c) Calculations pursuant to the covenants set forth in Article VI shall be made for each Person and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and the related definitions set forth in Article I, it being understood that:

         (i) prior to the Diamond Implementation, for purposes of determining compliance with Section 6.4(I)(c), TWE and any entity (including TWEAN) in which TWI owns, directly or indirectly, at least 50% of the common equity (including Restricted Subsidiaries and Unrestricted Subsidiaries of TWI) shall be so consolidated with TWI as if each were a Wholly Owned Subsidiary of TWI;

         (ii) with respect to TWE, only such percentage of the results of operations and assets and liabilities of TWEAN as is equal to the percentage of the common equity of TWEAN owned by TWE shall be so included in the results of operations and assets and liabilities of TWE;

         (iii) as long as (x) TWIC owns, directly or indirectly, at least 50% of the common equity of Paragon and (y) the Borrowers collectively own, directly or indirectly, 100% of the common equity of Paragon, (A) Paragon shall be consolidated with TWIC as if it were a Wholly Owned Subsidiary of TWIC and (B) if so consol-idated, Paragon shall still be treated as an equity investment by TWE and TWEAN (to the extent of their respective interests therein); provided that the amount of any distributions actually received from Paragon by TWE and/or TWEAN or their respective Subsidiaries shall, without duplication, be deducted from the Consolidated Cash Flow of TWIC in the period of such distribution; provided however that Paragon may make distributions to its partners of up to $250.0 million in the aggregate and the portion of such distribution received by TWE and/or TWEAN or their Subsidiaries shall not be deducted from the Consolidated Cash Flow of TWIC; and

         (iv) All Unrestricted Subsidiaries shall be excluded from all such calculations, except as otherwise expressly provided in the definitions relating thereto.

         SECTION 9.17. Distribution of Documents. If any provision hereof requires the Borrowers to provide a document to the Lenders, the Borrowers shall be entitled to provide such document to the Administrative Agent (with sufficient copies for the Lenders) for distribution to the Lenders.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         TIME WARNER INC.

                                         By:  /s/ R. M. Ruckman
                                             -----------------------------------
                                              Name: R. Mackereth Ruckman
                                              Title: Vice President & Treasurer

                                          TIME WARNER COMPANIES, INC

                                          By:  /s/ R. M. Ruckman
                                              ----------------------------------
                                              Name: R. Mackereth Ruckman
                                              Title: Vice President & Treasurer

                                          TURNER BROADCASTING SYSTEM, INC.

                                          By:  /s/ Thomas W. McEnerney
                                              ----------------------------------
                                              Name: Thomas W. McEnerney
                                              Title: Vice President

                                          TIME WARNER ENTERTAINMENT-
                                          ADVANCE/NEWHOUSE PARTNERSHIP

                                          By:  TIME WARNER ENTERTAINMENT
                                               COMPANY, L.P., Managing Partner

                                          By:  /s/ R. M. Ruckman
                                              ----------------------------------
                                              Name: R. Mackereth Ruckman
                                              Title: Vice President & Treasurer

                                          TWI CABLE INC.

                                          By:  /s/ R. M. Ruckman
                                              ----------------------------------
                                              Name: R. Mackereth Ruckman
                                              Title: Vice President & Treasurer

                                      S-1a

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         TIME WARNER ENTERTAINMENT
                                         COMPANY, L.P.

                                         By:  /s/ R. M. Ruckman
                                             -----------------------------------
                                             Name: R. Mackereth Ruckman
                                             Title: Vice Presdient & Treasurer

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         THE CHASE MANHATTAN BANK,
                                         as Lender and as Administrative Agent,

                                         By:  /s/ Tracey A. Navin
                                             -----------------------------------
                                             Name: Tracey A. Navin
                                             Title: Vice President

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             ----------------------------------,
                                             as Lender (type full name)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title: